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                                                                      Exhibit 10




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                       FIDELITY NATIONAL FINANCIAL, INC.

                         _____________________________



                                CREDIT AGREEMENT


                         Dated as of September 21, 1995


                         ______________________________



                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                            as Administrative Agent



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


                               TABLE OF CONTENTS

                 This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

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Section 1.   Definitions and Accounting Matters . . . . . . . . . . . . . . .          1

     1.01    Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . .          1
     1.02    Accounting Terms and Determinations  . . . . . . . . . . . . . .         20
     1.03    Classes and Types of Loans . . . . . . . . . . . . . . . . . . .         21

Section 2.   Commitments, Loans, Notes and Prepayments  . . . . . . . . . . .         21

     2.01    Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
     2.02    Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . .         22
     2.03    Changes of Commitments . . . . . . . . . . . . . . . . . . . . .         22
     2.04    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . .         23
     2.05    Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . .         23
     2.06    Several Obligations; Remedies Independent  . . . . . . . . . . .         23
     2.07    Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         23
     2.08    Prepayments and Conversions or Continuations
               of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
     2.09    Extension of Revolving Credit Commitment
               Termination Date . . . . . . . . . . . . . . . . . . . . . . .         25

Section 3.   Payments of Principal and Interest . . . . . . . . . . . . . . .         26

     3.01    Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . .         26
     3.02    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27

Section 4.   Payments; Pro Rata Treatment; Computations;
               Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28

     4.01    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28
     4.02    Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . .         29
     4.03    Computations . . . . . . . . . . . . . . . . . . . . . . . . . .         29
     4.04    Minimum Amounts  . . . . . . . . . . . . . . . . . . . . . . . .         29
     4.05    Certain Notices  . . . . . . . . . . . . . . . . . . . . . . . .         29
     4.06    Non-Receipt of Funds by the Administrative
                      Agent . . . . . . . . . . . . . . . . . . . . . . . . .         30
     4.07    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . .         31

Section 5.   Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . . .         33

     5.01    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . .         33
     5.02    Limitation on Types of Loans . . . . . . . . . . . . . . . . . .         35
     5.03    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . .         35
     5.04    Treatment of Affected Loans  . . . . . . . . . . . . . . . . . .         36
     5.05    Broken Funding . . . . . . . . . . . . . . . . . . . . . . . . .         36
     5.06    U.S. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .         37


                                      (i)
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
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
Section 6.   Conditions Precedent . . . . . . . . . . . . . . . . . . . . . .         40

     6.01    Initial Loan . . . . . . . . . . . . . . . . . . . . . . . . . .         40
     6.02    Loans to Finance Nations Title Acquisition . . . . . . . . . . .         42
     6.03    Initial and Subsequent Loans . . . . . . . . . . . . . . . . . .         42

Section 7.   Representations and Warranties . . . . . . . . . . . . . . . . .         43

     7.01    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . .         43
     7.02    Financial Condition  . . . . . . . . . . . . . . . . . . . . . .         43
     7.03    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
     7.04    No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
     7.05    Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
     7.06    Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
     7.07    Use of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .         45
     7.08    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
     7.09    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
     7.10    Investment Company Act . . . . . . . . . . . . . . . . . . . . .         46
     7.11    Public Utility Holding Company Act . . . . . . . . . . . . . . .         46
     7.12    Material Agreements and Liens  . . . . . . . . . . . . . . . . .         46
     7.13    Environmental Matters  . . . . . . . . . . . . . . . . . . . . .         47
     7.14    Equity Rights  . . . . . . . . . . . . . . . . . . . . . . . . .         47
     7.15    Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . . . .         48
     7.16    Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . .         48
     7.17    True and Complete Disclosure . . . . . . . . . . . . . . . . . .         48
     7.18    Insurance Licenses . . . . . . . . . . . . . . . . . . . . . . .         49

Section 8.   Covenants of the Company . . . . . . . . . . . . . . . . . . . .         49

     8.01    Financial Statements, Etc. . . . . . . . . . . . . . . . . . . .         50
     8.02    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .         55
     8.03    Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .         55
     8.04    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .         56
     8.05    Prohibition of Fundamental Changes . . . . . . . . . . . . . . .         56
     8.06    Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . .         58
     8.07    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .         59
     8.08    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . .         60
     8.09    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . .         61
     8.10    Certain Financial Covenants  . . . . . . . . . . . . . . . . . .         62
     8.11    NAIC Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . .         62
     8.12    Capital Expenditures . . . . . . . . . . . . . . . . . . . . . .         62
     8.13    Interest Rate Protection Agreements  . . . . . . . . . . . . . .         63
     8.14    Lines of Business  . . . . . . . . . . . . . . . . . . . . . . .         64
     8.15    Subsidiary Dividend Payments . . . . . . . . . . . . . . . . . .         64
     8.16    Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         64
     8.17    Transactions with Affiliates . . . . . . . . . . . . . . . . . .         65
     8.18    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .         65
     8.19    Certain Obligations Respecting Subsidiaries  . . . . . . . . . .         66
     8.20    Foreclosure on Subject Property  . . . . . . . . . . . . . . . .         66
     8.21    Modifications of Subordinated Debt
               Documents; Payments of Subordinated Debt . . . . . . . . . . .         68

Section 9.   Events of Default  . . . . . . . . . . . . . . . . . . . . . . .         68


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
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Section 10.  The Administrative Agent . . . . . . . . . . . . . . . . . . . .         72

     10.01   Appointment, Powers and Immunities . . . . . . . . . . . . . . .         72
     10.02   Reliance by Administrative Agent . . . . . . . . . . . . . . . .         73
     10.03   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .         73
     10.04   Rights as a Bank . . . . . . . . . . . . . . . . . . . . . . . .         73
     10.05   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .         74
     10.06   Non-Reliance on Administrative Agent and
               Other Banks  . . . . . . . . . . . . . . . . . . . . . . . . .         74
     10.07   Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . .         75
     10.08   Resignation or Removal of Administrative Agent . . . . . . . . .         75
     10.09   Agency Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .         75
     10.10   Consents under Other Loan Documents  . . . . . . . . . . . . . .         76

Section 11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .         76

     11.01   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         76
     11.02   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         76
     11.03   Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .         77
     11.04   Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . .         78
     11.05   Successors and Assigns . . . . . . . . . . . . . . . . . . . . .         79
     11.06   Assignments and Participations . . . . . . . . . . . . . . . . .         79
     11.07   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .         81
     11.08   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.09   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.10   Governing Law; Submission to Jurisdiction  . . . . . . . . . . .         82
     11.11   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .         82
     11.12   Treatment of Certain Information;
               Confidentiality  . . . . . . . . . . . . . . . . . . . . . . .         82

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Environmental Matters
SCHEDULE III - Subsidiaries and Real Estate Investments
SCHEDULE IV  - Insurance Licenses
SCHEDULE V   - Tax Matters

EXHIBIT A-1 - Form of Revolving Credit Note
EXHIBIT A-2 - Form of Term Loan Note
EXHIBIT B   - Form of Pledge Agreement
EXHIBIT C-1 - Form of Opinion of Counsel to
                the Company
EXHIBIT C-2 - Form of Opinion of Corporate Counsel
                to the Company
EXHIBIT D   - Form of Opinion of Special New York
                Counsel to Chase
EXHIBIT E   - Form of Confidentiality Agreement
EXHIBIT F   - Form of Notice of Assignment


                                     (iii)
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                 CREDIT AGREEMENT dated as of September 21, 1995, between:
FIDELITY NATIONAL FINANCIAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto and each lender that becomes a "Bank" after the date hereof pursuant to Section 11.06(b) hereof (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                 The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $35,000,000 at any one time outstanding and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                 Section 1.  Definitions and Accounting Matters.

                 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                 "Acquisition" shall mean any transaction, or any series of related transactions, by which (a) the Company and/or any of its Subsidiaries acquires the business or all or substantially all of the assets of any firm, corporation or division of any firm or corporation, whether by making Investments, purchase of assets, merger or otherwise or (b) any Person that was not theretofore a Subsidiary of the Company becomes a Wholly Owned Subsidiary of the Company.

                 "Acquisition Agreement" shall mean the Acquisition Agreement dated as of September 13, 1995 between the Company, Nations Holding Group, Inc., a California corporation, and Nations Title.

                 "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or


                                Credit Agreement
otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

                 "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Insurance Subsidiary, the Insurance Regulatory Authority of the State in which such Insurance Subsidiary is domiciled.

                 "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                 "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 0% per annum; and (b) with respect to Eurodollar Loans, 2.00% per annum.

                 "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                 "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                 "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                 "Base Restricted Payment Basket" shall mean (i) for the fiscal year ending December 31, 1995, $22,000,000 and (ii) for any fiscal year thereafter, the greater of

                 (x)  $4,000,000 and

                 (y)  the Excess EBIT for such fiscal year.

                 "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking





                                Credit Agreement
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                                     - 3 -



Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                 "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                 "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Carryover Amount" shall mean, for any fiscal year, the sum of

                 (a)  the lesser of

                                  (i)  the excess, if any, of (x) the Base
                          Restricted Payment Basket for the immediately preceding fiscal year (provided such fiscal year ends on of after December 31, 1995) over (y) the aggregate amount of Restricted Payments made during such immediately preceding fiscal year and

                                 (ii)  $5,000,000 and

                 (b)  the lesser of

                                  (i)  an amount equal to (A) the excess, if
                          any, of (x) the Base Restricted Payment Basket for the second preceding fiscal year (provided such fiscal year ends on or after December 31, 1995)





                                Credit Agreement
                          over (y) the aggregate amount of Restricted Payments made during such second preceding fiscal year minus
                          (B) the excess, if any, of (x) the aggregate amount of Restricted Payments made during the immediately preceding fiscal year over (y) the Base Restricted Payment Basket for such immediately preceding fiscal year and

                                 (ii)  $2,500,000.

                 "Chase" shall mean The Chase Manhattan Bank (National Association).

                 "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

                 "Closing Date" shall mean the date upon which the Term Loans hereunder are made.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

                 "Consolidated Investment Portfolio" shall mean, as of any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), of the following: (a) total investments plus (b) cash plus (c) cash equivalents plus (d) notes receivable, in each case as shown on the latest consolidated balance sheet of the Company delivered pursuant to Section 8.01(a) or (c) hereof.

                 "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                 "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into the other Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                 "Corporations" shall mean Fidelity National Title Insurance Company of New York, Fidelity National Title Insurance Company and Fidelity National Title Insurance Company of Pennsylvania.

                 "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the





                                Credit Agreement
following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus
(b) all Interest Expense for such period but excluding Interest Expense in respect of Subordinated Debt.

                 "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "EBIT" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: net operating income (calculated before federal income taxes, Interest Expense and extraordinary and unusual items) for such period.

                 "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage,





                                Credit Agreement
disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                 "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                 "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by Chase, of the rates per annum quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period.

                 "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                 "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the





                                Credit Agreement

Reserve Requirement (if any) for such Loan for such Interest Period.

                 "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

                 "Excess EBIT" for any fiscal year shall mean (i) for the fiscal year ending December 31, 1995, zero, (ii) for the fiscal year ending December 31, 1996, the excess (if any) of (x) EBIT for the six-month period ending December 31, 1995 multiplied by two over (y) Pro Forma Debt Service (as of the date of determination of "Excess EBIT") multiplied by 1.5 and (iii) for any fiscal year ending on or after December 31, 1997, the excess (if any) of
(x) EBIT for the immediately preceding fiscal year over (y) Pro Forma Debt Service (as of such date of determination) multiplied by 1.5.

                 "FAMI" shall mean Fidelity Asset Management, Inc., a California corporation.

                 "FAMI Leases" shall mean the personal property leases that may exist from time to time between FAMI and any of the Subsidiaries of the Company.

                 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                 "Fixed Charges Ratio" shall mean, as at any date, the ratio of
(a) EBIT for the Reporting Period as of such date to (b) Debt Service for such Reporting Period.

                 "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                 "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the





                                Credit Agreement
payment or maintenance of, or otherwise to be or become contingently (whether as a general partner or otherwise) liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                 "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                 "Heritage" shall mean Nations Title Company of Bakersfield (formerly Heritage Title Company), a California corporation.

                 "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments





                                Credit Agreement
issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; provided that Indebtedness shall not include obligations with respect to title insurance policies, and similar policies issued by an Insurance Subsidiary in the ordinary course of its business.

                 "Insurance Regulatory Authority" shall mean any department, official or other administrative or regulatory commission, authority or agency of any State (or of the Federal government of the United States) authorized to license, supervise or otherwise regulate companies or other entities engaged in the business of insurance in such State (or in the United States).

                 "Insurance Subsidiaries" shall mean, collectively, Fidelity National Title Insurance Company, Fidelity National Title Insurance Company of California, Fidelity National Title Insurance Company of Tennessee, Fidelity National Title Insurance Company of Pennsylvania, American Title Insurance Company and Fidelity National Title Insurance Company of New York and any other Subsidiary of the Company that is a licensed insurance company or a licensed underwritten title company.

                 "Interest Expense" shall mean, for any period, interest expense of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), including, without limitation, the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

                 "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                 Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest





                                Credit Agreement

Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clause (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                 "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

                 "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any Interest Rate Protection Agreement.

                 "Investment Grade Debt Securities" shall mean debt instruments or securities rated BBB- or better by Standard & Poor's Corporation or Baa3 or better by Moody's Investors





                                Credit Agreement

Service, Inc. (or an equivalent rating by a comparable nationally recognized statistical rating organization).

                 "Leverage Ratio" shall mean, at any time, the ratio of Total Debt to Tangible Net Worth at such time.

                 "Licenses" shall mean any licenses or certificates of authority from any Insurance Regulatory Authority, or permits or authorizations to transact title insurance business or to act as an insurance agent or broker.

                 "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                 "Loan Documents" shall mean, collectively, this Agreement, the Notes and the Pledge Documents.

                 "Loans" shall mean the Revolving Credit Loans and the Term
Loans.

                 "Majority Banks" shall mean, at any time, the Banks holding at least 60% of the aggregate amount of the Commitments or, if any Loans are outstanding, the aggregate principal amount of such Loans outstanding.

                 "Manchester" shall mean Manchester Development Corporation, a California corporation, which corporation is doing business as "Orion Realty Corp."

                 "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Banks and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

                 "Material Subsidiary" shall mean, at any time, each Subsidiary of the Company the Tangible Net Worth of which is





                                Credit Agreement
equal to or exceeds $5,000,000 or which has total assets (determined on a consolidated basis in accordance with GAAP) of $25,000,000 or more.

                 "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                 "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

                 "Nations Title" shall mean Nations Title, Inc., a Kansas corporation.

                 "Nations Title Acquisition" shall mean the acquisition by the Company of all of the capital stock of Nations Title and Heritage, pursuant to the Acquisition Agreement.

                 "Net Income" shall mean, for any period, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) net income (calculated after income taxes) but before extraordinary gains or losses.

                 "Notes" shall mean the Revolving Credit Notes and the Term Loan Notes.

                 "Original Revolving Credit Commitment Termination Date" shall have the meaning assigned to such term in Section 2.09 hereof.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Investments" shall mean: (a) operating deposit accounts with banks, (b) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (c) certificates of deposit either (i) individually not exceeding $100,000 and issued by any one bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company is insured by the Federal Deposit Insurance Corporation or (ii) individually not exceeding $5,000,000 and issued by any one bank or trust company organized under the laws of the United States of America or any State thereto whose short-term certificates of deposit are rated A-1 or better or P-1 or better by Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc. ("S&P's") or Moody's Investors





                                Credit Agreement

Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 or better by S&P's or Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof; and (e) shares of rated money market mutual funds (rated at least AAA m/AAA) registered under the Investment Company Act of 1940 investing in any combination of the investments described in clauses (a) through (d) above; in the case of each of clauses (b) through (d) above, so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                 "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                 "Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit B hereto between the Company and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                 "Pledge Documents" shall mean, collectively, the Pledge Agreement and all Uniform Commercial Code financing statements required by the Pledge Agreement to be filed with respect to the security interests created pursuant to the Pledge Agreement.

                 "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

                 "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.





                                Credit Agreement

                 "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

                 "Principal Payment Dates" shall mean the Quarterly Dates falling on or nearest to March, June, September and December of each year, commencing with December 21, 1995, through and including September 21, 2001.

                 "Pro Forma Debt Service" shall mean, for any fiscal year and as of the date of determination thereof, the sum of (a) the aggregate amount of Debt Service due and payable for the period beginning on the first day of such fiscal year to and including such date of determination, (b) the aggregate amount of Debt Service projected to be due and payable for the remainder of such year after such date of determination, such projection to give effect to any scheduled repayments of principal of any Indebtedness of the Company or any of its Subsidiaries and, in the case of any Indebtedness bearing a floating rate of interest, to be based on then current interest rates and (c) all Restricted Payments previously made and projected to be made in such fiscal year.

                 "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "Quarterly Dates" shall mean the 21st day of each March, June, September and December, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

                 "Registered Holder" shall have the meaning assigned to such term in Section 5.06(a) hereof.

                 "Registered Loan" shall have the meaning assigned to such term in Section 2.07(e) hereof.

                 "Registered Notes" shall have the meaning assigned to such term in Section 2.07(e) hereof.

                 "Regulation A", "Regulation D", "Regulation G", "Regulation T", "Regulation U" and "Regulation X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.





                                Credit Agreement

                 "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                 "Relevant 8-K Report" shall mean the Current Report to be filed with the Securities and Exchange Commission and the New York Stock Exchange on Form 8-K as a result of the execution and delivery of the Pledge Agreement.

                 "Reporting Period" shall mean, as of any date, the period of six consecutive fiscal quarters of the Company ending on or most recently ended prior to such date; provided that, until the end of the sixth full fiscal quarter occurring after the date hereof, "Reporting Period" shall mean, as of any date, the period consisting of the full fiscal quarters of the Company occurring since June 30, 1995.

                 "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                 "Reserves" shall mean, for any Insurance Subsidiary, as at any date, the aggregate reserves for undetermined title losses of such Insurance Subsidiary (which amount is shown at the date hereof on the most recent annual Statutory Statement of such





                                Credit Agreement

Insurance Subsidiary at page 3, line 1(b), column 1) as at the last day of the fiscal year of such Insurance Subsidiary ending on or most recently ended prior to such date.

                 "Restricted Payment" shall mean (a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company (other than any such purchase arising solely as a result of a release to the Company of any shares of capital stock of the Company held by Imperial Bank or its successor, as escrow agent, pursuant to the Indemnity Escrow Agreement (as defined in the Acquisition Agreement) or any acceptance by the Company of any shares of its capital stock from Nations Holding Group, Inc. in satisfaction of any obligations of Nations Holding Group, Inc. arising under the Acquisition Agreement) or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company and (b) any Subordinated Debt Payment made pursuant to Section 8.21(b)(iii) hereof.

                 "Restricted Payment Basket" shall mean, for any fiscal year, the sum of (a) the Base Restricted Payment Basket for such fiscal year plus (b) the Carryover Amount for such fiscal year.

                 "Restricted Subsidiary" shall mean any Subsidiary of the Company that is subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.19(b) hereof.

                 "Revolving Credit Commitment" shall mean, as to each Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Bank pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $13,000,000.

                 "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to September 21, 1996, subject to extension as provided in Section 2.09 hereof.





                                Credit Agreement

                 "Revolving Credit Loans" shall mean the loans provided for in
Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                 "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                 "SAP" shall mean, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                 "Specified Debt" shall mean the 8.375% Senior Secured Notes, Series A, due February 1, 1998 and the 8.735% Senior Secured Notes, Series B, due February 1, 2000 of the Company and the Indebtedness of the Company to Imperial Bank outstanding on the Closing Date.

                 "Statutory Statement" shall mean, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

                 "Subordinated Debt" shall mean Indebtedness of the Company under its Liquid Yield Option(TM)1 Notes due 2009 (Zero Coupon Subordinated) issued under the Subordinated Debt Indenture.

                 "Subordinated Debt Indenture" shall mean the Indenture dated as of February 1, 1994 between the Company and Chemical Bank, as Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                 "Subordinated Debt Payment" shall mean any purchase, redemption, retirement or other acquisition for value, or any setting apart of any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or any making of any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Debt.





------------------------
1   Liquid Yield Option is a registered trademark of Merrill Lynch & Co., Inc.


                                Credit Agreement

                 "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                 "Surplus" shall mean , when used with respect to any Insurance Subsidiary referred to in Section 8.10(d) hereof, as at any date, the amount (determined in accordance with SAP) of such Insurance Subsidiary's surplus as regards policy holders (which amount is shown as at the date hereof on the most recent Statutory Statement of such Insurance Subsidiary at page 3, line 19, column 1) as at the last day of the fiscal quarter of such Insurance Subsidiary ending on or most recently ended prior to such date.

                 "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP but without giving effect to any adjustments provided for by Statement 115 of the Financial Accounting Standards Board), of the following:

                 (a)  the amount of capital stock; plus

                 (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus

                 (c) the aggregate outstanding principal amount of Subordinated Debt outstanding; minus

                 (d) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1994.





                                Credit Agreement

                 "Term Loan Commitment" shall mean, as to each Bank, the obligation of such Bank to make a Term Loan in a principal amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Term Loan Commitment" or, in the case of a Person that becomes a Bank pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Term Loan Commitments is $22,000,000.

                 "Term Loan Commitment Termination Date" shall mean September 30, 1995.

                 "Term Loan Notes" shall mean the promissory notes provided for by Section 2.07(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                 "Term Loans" shall mean the loans provided for by Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                 "Total Debt" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of Indebtedness (other than Subordinated
Debt).

                 "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

                 "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                 "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

                 "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.





                                Credit Agreement

                 1.02  Accounting Terms and Determinations.

                 (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited, or annual statutory, financial statements as at December 31, 1994 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited, or annual statutory, financial statements as at December 31, 1994 referred to in Section
7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited, or annual statutory, financial statements referred to in Section 7.02 hereof).

                 (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section
8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles, or statutory accounting practices, employed in the preparation of such statement and the application of accounting principles, or statutory accounting practices, employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.





                                Credit Agreement

                 (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change, and will not permit any of its Subsidiaries to change, the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March, June, September and December of each year, respectively.

                 1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                 Section 2.  Commitments, Loans, Notes and Prepayments.

                 2.01  Loans.

                 (a) Term Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the Closing Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in an aggregate principal amount up to but not exceeding the amount of the Term Loan Commitment of such Bank. Thereafter the Company may Convert Term Loans of one Type into Term Loans of the other Type (as provided in Section 2.08 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.08 hereof).

                 (b) Revolving Credit Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Bank as in effect from time to time (such Loans being herein called "Revolving Credit Loans"). Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type (as provided in Section 2.08 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.08 hereof).

                 (c) Additional Term Loans. If the Company so requests and all the Banks agree, the Banks shall make additional term loans to the Company in an aggregate principal amount of not more





                                Credit Agreement
than $10,000,000, such term loans to be available in a single drawdown and to be repaid in quarterly installments on each Principal Payment Date and in amounts proportionate to the amounts of the Term Loans scheduled to be repaid on each such Principal Payment Date. The availability of these additional term loans is subject to the satisfaction of the Borrower and each Bank, with all terms relating thereto, including, without limitation, the interest rate on such term loans and the payment of any fees relating thereto.

                 (d) Limit on Eurodollar Loans. No more than four separate Interest Periods in respect of Eurodollar Loans of a Class from each Bank may be outstanding at any one time.

                 2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at the Principal Office.

                 2.03  Changes of Commitments.

                 (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

                 (b) The Company shall have the right at any time or from time to time (i) to terminate or reduce the aggregate unused amount of the Term Loan Commitments, (ii) so long as no Revolving Credit Loans are outstanding, to terminate the Revolving Credit Commitments and (iii) to reduce the aggregate unused amount of the Revolving Credit Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $1,000,000).

                 (c) Any portion of the Term Loan Commitments not used on the Closing Date shall be automatically terminated.

                 (d) The Commitments once terminated or reduced may not be reinstated.





                                Credit Agreement

                 2.04 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment, for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. The Company shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Term Loan Commitment, for the period from and including the date hereof to but not including the earlier of the date such Term Loan Commitment is terminated and the Term Loan Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date or the Term Loan Commitment Termination Date, as the case may be.

                 2.05 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

                 2.06 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                 2.07  Notes.

                 (a) The Revolving Credit Loans (other than Registered Loans) made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

                 (b) The Term Loan (other than Registered Loans) made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank in a principal amount





                                Credit Agreement
equal to the amount of its Term Loan Commitment as originally in effect and otherwise duly completed.

                 (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

                 (d) No Bank shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section
11.06 hereof (and, if requested by any Bank, the Company agrees to so exchange any Note).

                 (e) Notwithstanding the foregoing, any Bank that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Administrative Agent), and the Company agrees thereupon, to record on the Register referred to in Section 11.06(g) hereof any Loans of any Class held by such Bank under this Agreement. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Bank that is the holder of Registered Loans, to execute and deliver to such Bank a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibits A-1 or A-2 hereto, as the case may be) and registered as provided in Section 11.06(g) hereof (a "Registered Note"), dated the date hereof, payable to such Bank and otherwise duly completed. A Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                 2.08 Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of the other Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of


                                Credit Agreement
each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; and (c) prepayments of the Term Loans shall be applied to the installments of the Term Loans ratably. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

                 2.09 Extension of Revolving Credit Commitment Termination Date. The Company may, by notice to the Administrative Agent (which shall promptly notify the Banks) not less than 60 days prior to the Revolving Credit Commitment Termination Date then in effect hereunder (the "Original Revolving Credit Commitment Termination Date"), request that the Banks extend the Original Revolving Credit Commitment Termination Date one year after such date or, if such date is not a Business Day, such notice shall be given on the next succeeding Business Day (the "New Revolving Credit Commitment Termination
Date").   Each Bank, acting in its sole discretion, shall, by notice to the
Company and the Administrative Agent given not later than the date 30 days prior to the Original Revolving Credit Commitment Termination Date, advise the Company whether or not such Bank agrees to such extension, which extension shall become effective if (and only if) all of the Banks agree thereto.

                 Notwithstanding the foregoing, the extension of the Original Revolving Credit Commitment Termination Date shall not be effective unless:

                 (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, and the Original Revolving Credit Commitment Termination Date;

                (ii) each of the representations and warranties of the Company in Section 7 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of each of the date of the notice requesting such extension and the Original Revolving Credit Commitment Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);





                                Credit Agreement

            (iii) the Company shall have delivered to each of the Administrative Agent and the Banks, on or before the date five Business Days prior to the Original Commitment Termination Date, evidence reasonably satisfactory to the Administrative Agent that the Company has duly authorized such extension; and

             (iv) the Company shall have delivered to the Administrative Agent and the Banks a certificate of a senior financial officer of the Company dated the Original Revolving Credit Commitment Termination Date to the effect of clauses (i) and (ii).

             Section 3.  Payments of Principal and Interest.

             3.01  Repayment of Loans.

             (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the aggregate principal of such Bank's Term Loans in 24 installments payable on the Principal Payment Dates as follows:

         Principal Payment Date                    Amount of Installment ($)
         ----------------------                    -------------------------
         December 21, 1995                                $750,000
         March 21, 1996                                    750,000
         June 21, 1996                                     750,000
         September 21, 1996                                750,000
         December 21, 1996                                 750,000
         March 21, 1997                                    750,000
         June 21, 1997                                     750,000
         September 21, 1997                                750,000
         December 21, 1997                                 750,000
         March 21, 1998                                    750,000
         June 21, 1998                                     750,000
         September 21, 1998                                750,000
         December 21, 1998                               1,000,000
         March 21, 1999                                  1,000,000
         June 21, 1999                                   1,000,000
         September 21, 1999                              1,000,000
         December 21, 1999                               1,000,000
         March 21, 2000                                  1,000,000
         June 21, 2000                                   1,000,000
         September 21, 2000                              1,000,000
         December 21, 2000                               1,250,000
         March 21, 2001                                  1,250,000
         June 21, 2001                                   1,250,000
         September 21, 2001                              1,250,000

If the Company does not borrow the full amount of the Term Loan Commitments on the Closing Date, the shortfall shall be applied to reduce the foregoing installments ratably.


                                Credit Agreement

                 (b) The Company hereby promises to pay to the Administrative Agent for account of each Bank the aggregate outstanding principal amount of such Bank's Revolving Credit Loans outstanding at the close of business on the Revolving Credit Commitment Termination Date in equal quarterly installments payable on the Principal Payment Dates following the Revolving Credit Commitment Termination Date.

                 3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and

                 (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.





                                Credit Agreement

                 Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                 4.01  Payments.

                 (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

                 (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent), provided that such Bank's failure to give such notice shall not affect the validity thereof.

                 (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

                 (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                 (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.





                                Credit Agreement

                 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments of a particular Class under
Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Banks, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Banks according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Company shall be made for account of the relevant Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

                 4.03 Computations. Interest on Loans and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                 4.04 Minimum Amounts. Each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                 4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the





                                Credit Agreement

Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                           Number of
                                                            Business
        Notice                                             Days Prior
        ------                                             ----------
Termination or reduction
of Commitments                                                10

Borrowing or prepayment of,
or Conversions into,
Base Rate Loans                                                1

Borrowing or prepayment of,
Conversions into, Continuations
as, or duration of Interest
Period for, Eurodollar Loans                                   3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                 4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the





                                Credit Agreement

Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                 (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section
         3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

                (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                 4.07  Sharing of Payments, Etc.

                 (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be





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                                     - 32 -



entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                 (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                 (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                 (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a





                                Credit Agreement
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                                     - 33 -



set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                 Section 5.  Yield Protection, Etc.

                 5.01  Additional Costs.

                 (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                 (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitments of such Bank hereunder); or

               (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in





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                                     - 34 -



effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                 (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                 (c) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Bank for purposes of this





                                Credit Agreement
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                                     - 35 -



Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

                 (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                 (b) the Majority Banks determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

                 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and





                                Credit Agreement
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                                     - 36 -



maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                 5.04 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                 (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                 (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section
5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Banks are outstanding, such Bank's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans of such Class are allocated among the Banks ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

                 5.05 Broken Funding. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:





                                Credit Agreement

                 (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

                 (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                 5.06  U.S. Taxes.

                 (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                 (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating





                                Credit Agreement
         to all interest to be received by such Bank hereunder in respect of the Loans) or

                (ii) to any payment to any Bank hereunder in respect of a Registered Loan (a "Registered Holder") unless such Registered Holder (or if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder shall promptly notify the Company if at any time, such Registered Holder determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

               (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and
(C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.


                                Credit Agreement

                 (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                 (c) If a Bank shall actually realize a tax benefit as a result of any U.S. Taxes paid or indemnified against by the Company pursuant to this Section 5.06(c) (whether by way of deduction, credit, allocation or apportionment of income or otherwise), such Bank shall pay to the Company an amount that, after taking into account any other tax savings such Bank actually realizes as a result of the payment thereof, is equal to the amount that such Bank determines in the good faith exercise of its judgment represents the amount of such tax benefit, provided that (i) no amount shall be paid under this Section 5.06(c) so long as an Event of Default is continuing, (ii) the aggregate amounts paid by such Bank to the Company pursuant to this Section 5.06(c) with respect to any such tax benefit shall not exceed the aggregate amounts paid by the Company pursuant to Section 5.06(a) with respect to the related U.S. Taxes and (iii) no Bank shall be under any obligation to conduct its affairs so as to cause it to realize any tax benefit described in this
Section 5.06(c). In the event that a taxing authority later disallows or recaptures a tax benefit taken into account under this Section 5.06(c), such disallowed benefit shall be treated as a tax subject to indemnification pursuant to Section 5.06(a) hereof.

                 5.07 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01 or 5.06 hereof (any such Bank requesting such compensation, being herein called a "Requesting Bank"), the Company, upon five Business Days' notice, may require that such Requesting Bank transfer all of its right, title and interest under this Agreement and such Requesting Bank's Notes to any bank or other financial institution (a "Proposed Bank") identified by the Company that is satisfactory to the Administrative Agent (i) if such Proposed Bank agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Bank of all other amounts payable hereunder to such Requesting Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Bank's Loans were being prepaid in full on such date) and (ii) if such Requesting Bank has requested





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                                     - 40 -



compensation pursuant to Section 5.01 or 5.06 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of Section 11.06(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof (without duplication of any payments made to such Requesting Bank by the Company or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this
Section 5.07 with respect to the time prior to such replacement.

                 Section 6.  Conditions Precedent.

                 6.01 Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before the Term Loan Commitment Termination Date and
(ii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                 (a) Corporate Documents. (i) A certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and certifying as to the charter and by-laws (or equivalent documents) of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Company from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary), (ii) a copy of the charter, as amended and in effect, of each Corporation certified as of a recent date by the Secretary of State of the State of incorporation of such Corporation, (iii) if applicable, a certificate of authorization of the Department of Insurance or the Superintendent of Banking of the relevant states as to the authorization of the Insurance Subsidiaries to engage in the insurance or trust company business, as the case may be, and (iv) a certificate from the respective Secretary of State, dated as of a recent date as to the good standing of, and listing all articles of incorporation documents filed by, each of the Corporations.





                                Credit Agreement

                 (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 6.03 hereof.

                 (c) Opinions of Counsel to the Company. An opinion, dated the Closing Date, from each of Stradling, Yocca, Carlson & Rauth, counsel to the Company, and M'Liss Jones Kane, Esq., Corporate Counsel to the Company in substantially the forms of Exhibits C-1 and C-2 hereto, respectively, and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs each such counsel to deliver such opinions to the Banks and the Administrative Agent).

                 (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

                 (e) Notes. The Notes, duly completed and executed for each Bank.

                 (f) Pledge Agreement. The Pledge Agreement, duly executed and delivered by the Company and the Administrative Agent and the certificates identified in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

                 (g) Repayment of Specified Debt. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Specified Debt (including, without limitation, any contingent or other amounts payable in respect of letters of credit) shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to Specified Debt shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Majority Banks shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as





                                Credit Agreement
         the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Majority Banks shall have been made).

                 (h) Insurance Regulatory Approvals. For any Insurance Subsidiary domiciled in California whose shares are being pledged pursuant to the Pledge Agreement, a Form A satisfactory to the Banks or a waiver of Form A filing from the Applicable Insurance Regulatory Authority in form and substance satisfactory to the Banks.

                 (i) Nations Title Acquisition. Copies of the Acquisition Agreement and all Ancillary Documents (as defined therein), certified by a senior officer of the Company.

                 (j) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its initial Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                 6.02 Loans to Finance Nations Title Acquisition. The obligation of the Banks to make any Revolving Credit Loans to the Company to finance the Nations Title Acquisition and to pay related fees, commissions and expenses is subject to the further conditions precedent that (i) the Administrative Agent shall have received a certificate from a senior officer of the Company to the effect that none of the terms and conditions of the Acquisition Agreement shall have been amended or waived by the Company and (ii) the Company shall have pledged to the Administrative Agent for the benefit of the Banks pursuant to the Pledge Agreement all capital stock of Nations Title and Heritage acquired, directly or indirectly, by the Company.

                 6.03 Initial and Subsequent Loans. The obligation of the Banks to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:


                                Credit Agreement

                 (a)  no Default shall have occurred and be continuing; and

                 (b)  the representations and warranties made by the Company in
         Section 7 hereof, and in each of the other Loan Documents, shall be true and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                 Section 7. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that:

                 7.01  Corporate Existence.  Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                 7.02  Financial Condition.

                 (a) The Company has heretofore furnished to each of the Bank consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1994 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick LLP, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1995 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the six-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the





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consolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at June 30, 1995, to year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments taken as a whole, except as referred to or reflected or provided for in said balance sheets as at said dates and except for liabilities incurred in the ordinary course of business. Since June 30, 1995, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

                 (b) The Company has heretofore furnished to each of the Banks the annual Statutory Statement of each Insurance Subsidiary for the fiscal year ended December 31, 1994, and the quarterly Statutory Statement of each Insurance Subsidiary for the fiscal quarter ended June 30, 1995, in each case as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly, in all material respects, the financial condition of each Insurance Subsidiary as at, and the results of operations for the fiscal year ended December 31, 1994, and fiscal quarter ended June 30, 1995, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

                 7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

                 7.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Pledge Documents) result in the creation or imposition of any Lien upon any





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                                     - 45 -



Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                 7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Company of each of the Loan Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Loan Documents when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or any of the other Loan Documents or for the legality, validity or enforceability hereof or thereof, except for (i) the Relevant 8-K Report which shall be filed by the Company within fifteen days following the execution and delivery of the Pledge Agreement, (ii) other filings and recordings in respect of the Liens created pursuant to the Pledge Documents and (iii) in accordance with the provisions of
Section 4.06 of the Pledge Agreement, the approval of the insurance department or similar insurance regulatory or administrative authority or agency of the state in which an Insurance Subsidiary whose shares are pledged under the Pledge Agreement is domiciled or licensed to do an insurance business (and any Subsidiary of such Insurance Subsidiary that is also an Insurance Subsidiary) may be required in connection with a foreclosure on the shares pledged under the Pledge Agreement.

                 7.07 Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

                 7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material





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                                     - 46 -



respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(n) hereof.

                 7.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. Except as disclosed in
Schedule V hereto, the Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

                 7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 7.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 7.12  Material Agreements and Liens.

                 (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries, outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

                 (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed)





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                                     - 47 -



$1,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

                 7.13 Environmental Matters. Except as set forth in Schedule II hereto, each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Except as set forth in Schedule II hereto, each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in material compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any applicable Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

                 7.14 Equity Rights. As of the date hereof, except under the Subordinated Debt Indenture, (a) there are no outstanding Equity Rights with respect to the Company and (b) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair





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                                     - 48 -


market value or equity value of the Company or any of its Subsidiaries.

                 7.15  Subsidiaries, Etc.

                 (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) whether such Subsidiary is a Material Subsidiary (iii) each Person holding ownership interests of 5% or more in such Subsidiary and (iv) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Pledge Agreement), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person. Neither the Company nor any of its Subsidiaries is a general partner in any partnership or joint venture.

                 (b) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of 8.19 hereof.

                 7.16 Title to Assets. The Company owns and has on the date hereof good and marketable title (subject only to Liens permitted by Section
8.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 7.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.05 hereof). The Company owns and has on the date hereof good and marketable title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06 hereof) that are necessary for the operation and conduct of its businesses.

                 7.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact


                                Credit Agreement
necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The financial projections heretofore provided to the Administrative Agent and the Banks are based upon good faith estimates and assumptions believed by the Company to be reasonable, it being recognized, however, that estimates, assumptions and projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

                 7.18 Insurance Licenses. Schedule IV attached hereto lists all of the jurisdictions in which each of the Insurance Subsidiaries holds active Licenses. Except as set forth in said Schedule IV, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the Company's knowledge no such suspension or revocation has been threatened by any licensing authority except where such proceeding would not have a Material Adverse Effect. Said Schedule IV indicates the line or lines of insurance that is permitted to be engaged in with respect to each License therein listed. None of the Insurance Subsidiaries transacts any material insurance business, directly or indirectly, in any state other than those enumerated on said Schedule IV.

                 Section 7.19. Documents. The Company has heretofore furnished to the Banks true and complete copies of the Subordinated Debt Indenture and all amendments thereto and the FAMI Leases, each as amended, supplemented or otherwise modified to and in effect on the date hereof.

                 Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:





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                                     - 50 -



                 8.01 Financial Statements, Etc. The Company shall deliver to each of the Banks:

                 (a) as soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries (and, separately stated, for the Company alone) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries (and, separately stated, for the Company alone) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated (and separate) figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated (or separate) financial statements fairly present the consolidated (or separate) financial condition and results of operations of the Company and its Subsidiaries (or of the Company alone), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to year-end audit adjustments);

                 (b) as soon as available and in any event within 65 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidating statements of income and retained earnings of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidating balance sheet of the Company and its Subsidiaries as at the end of such period, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that, to the Company's best knowledge and belief, said consolidating financial statements are reasonable, all material transactions have been properly recorded in the accounting records underlying such consolidating financial statements and such consolidating financial statements were used in the preparation of the financial statements referred to in Section 8.01(a) hereof for such period;

                 (c) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries (and, separately stated, for the Company alone) for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries (and, separately stated, for





                                Credit Agreement
         the Company alone) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated (and separate) figures for the preceding fiscal year, and accompanied in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated (or separate) financial statements fairly present the consolidated (or separate) financial condition and results of operations of the Company and its Subsidiaries (or of the Company alone) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with any of the provisions hereof, insofar as such provisions relate to accounting matters;

                 (d) as soon as available and in any event within 110 days after the end of each fiscal year of the Company, consolidating statements of income and retained earnings of the Company and its Subsidiaries for such fiscal year and the related consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that, to the Company's best knowledge and belief, said consolidating financial statements are reasonable, all material transactions have been properly recorded in the accounting records underlying such consolidating financial statements and such consolidating financial statements were used in the preparation of the financial statements referred to in Section 8.01(c) hereof for such period;

                 (e) promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Insurance Subsidiary the quarterly Statutory Statement of such Insurance Subsidiary for such quarterly fiscal period, accompanied by a certificate of a senior financial officer of such Insurance Subsidiary (i) stating that such Statutory Statement presents the financial condition of such Insurance Subsidiary for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) affirming the adequacy of Reserves of such Insurance Subsidiary as at the end of such fiscal quarter;

                 (f) promptly after filing with the Applicable Insurance Regulatory Authority and in any event within





                                Credit Agreement

         65 days after the end of each fiscal year of each Insurance Subsidiary, the annual Statutory Statement of such Insurance Subsidiary for such year, accompanied by a certificate of a senior financial officer of such Insurance Subsidiary (i) stating that such annual Statutory Statement presents the financial condition of such Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (ii) affirming the adequacy of Reserves of such Insurance Subsidiary of the Company as at the end of such fiscal year;

                 (g) within 155 days after the end of each fiscal year of each Insurance Subsidiary, the audited Statutory Financial Statements for such fiscal year of each such Insurance Subsidiary including the report thereon of KPMG Peat Marwick LLP (or other independent certified public accountants of recognized national standing);

                 (h) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                 (i) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                 (j) as soon as received by the Company, a copy of any final financial examination report (including, without limitation, any report in respect of any tri-annual examination conducted by any Insurance Regulatory Authority) or market conduct examination report issued by or prepared for any governmental authority (including any Insurance Regulatory Authority and NAIC) with respect to any Insurance Subsidiary;

                 (k) immediately, notice of any actual (or threatened action that could lead to the) suspension, termination or revocation of any License of any Insurance Subsidiary which is a Material Subsidiary by any governmental authority (including any Insurance Regulatory Authority), including any notice by any governmental authority of the commencement of any proceeding, hearing or administrative action to suspend, terminate or revoke any such License;

                 (l) promptly after the Company knows or has reason to believe that any Insurance Regulatory Authority or other regulator having jurisdiction over the Company or any of its Material Subsidiaries has commenced any proceeding, issued


                                Credit Agreement
         any order, given notice of a formal hearing, sought relief from any court or taken any similar action with respect to the Company or any of its Material Subsidiaries that seeks to, or would, result in the revocation of any License or other authorization of the Company or any of its Material Subsidiaries or materially restrict the ability of the Company or any of its Material Subsidiaries to do business in any jurisdiction, a notice describing in reasonable detail such proceeding, order, hearing or similar action;

                 (m) promptly following the delivery or receipt by the Company or any of its Subsidiaries of any other material correspondence, notice or report to or from any Insurance Regulatory Authority (including, without limitation, any NAIC specified real estate and mortgage survey, or any successor report or survey, filed with the
         NAIC), a copy thereof;

                 (n) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                 Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                        (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;





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
                                     - 54 -



                        (iii)  the institution by the PBGC of proceedings under
                 Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                         (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                         (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                 (o) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                 (p) within fifteen days following the Company's execution and delivery of the Pledge Agreement, the filing of the Relevant 8-K Report with the Securities and Exchange Commission and the New York Stock Exchange;

                 (q) within 95 days after the end of each fiscal year, a certificate of a senior financial officer of the Company setting forth the projected Restricted Payment Basket for the immediately succeeding fiscal year;

                 (r) within 50 days after the end of each fiscal quarter, a certificate of a senior financial officer of the Company setting forth an updated projection of the





                                Credit Agreement

         Restricted Payment Basket for the then current fiscal year and the amount of all Restricted Payments made in such fiscal year through the end of such fiscal quarter; and

                 (s) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (c) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.05, 8.07, 8.08, 8.09, 8.10, 8.11 and
8.12 and hereof as of the end of the respective quarterly fiscal period or fiscal year.

                 8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could not (either individually or in the aggregate) have a Material Adverse Effect.

                 8.03 Existence, Etc. The Company will, and will cause each of its Material Subsidiaries to:

                 (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof);





                                Credit Agreement

                 (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                 (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                 (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                 (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                 (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

                 8.04 Insurance. The Company will, and will cause each of its Material Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                 8.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                 Except as permitted under clauses (c) and (d) below, the Company will not, nor will it permit any of its Subsidiaries to, effect any Acquisition except for Investments permitted under Section 8.08 hereof and Capital Expenditures permitted under Section 8.12 hereof.





                                Credit Agreement

                 The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired.

                 Notwithstanding the foregoing provisions of this Section 8.05:

                 (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation (provided that no Insurance Subsidiary may be merged or consolidated with or into the Company) or
         (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                 (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company;

                 (c) subject to the satisfaction of the condition precedent specified in Section 6.02 hereof, the Company may consummate the Nations Title Acquisition, provided that such acquisition is consummated on or prior to May 31, 1996;

                 (d)  the Company may effect other Acquisitions, provided that
         (i) at the time of each such Acquisition and after giving effect thereto no Default shall have occurred and be continuing and (ii) the aggregate amount expended by the Company and its Subsidiaries in respect of all such other Acquisitions after the date hereof, including the fair market value of all Property (including shares of common stock of the Company) delivered as consideration therefor, shall not exceed $55,000,000; provided that the aggregate amount of cash and the fair market value of all such Property other than such common stock shall not exceed the sum of (i) $15,000,000 plus (ii) 50% of the amount, if any, by which the retained earnings of the Company as of the date of the most recent such Acquisition exceeds the retained earnings of the Company as of June 30, 1995; and

                 (e) subject to clause (d) above, the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and
         (ii) after giving effect thereto no Default would exist hereunder.





                                Credit Agreement

                 8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                 (a)  Liens created pursuant to the Pledge Documents;

                 (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

                 (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                 (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(j) hereof;

                 (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                 (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                 (h) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or





                                Credit Agreement
         agreements established with respect to insurance policies underwritten by any Insurance Subsidiary in the ordinary course of its business;

                 (i)  deposits with Insurance Regulatory Authorities;

                 (j) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date hereof, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof; and

                 (k) Liens securing Indebtedness permitted pursuant to Section 8.07(e) hereof; provided that no such Lien shall extend to or cover any Property other than the Property acquired by FAMI with the proceeds of such Indebtedness.

                 8.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                 (a)  Indebtedness to the Banks hereunder;

                 (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto (excluding, however, following the making of the Term Loans hereunder, the Specified Debt);

                 (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company and Indebtedness of the Company to any Subsidiaries, provided that such Indebtedness of the Company is subordinated on terms and pursuant to documentation satisfactory to the Majority Banks;

                 (d) additional Indebtedness of Insurance Subsidiaries in respect of letters of credit (or similar instruments) and Guarantees issued in the ordinary course of their respective title insurance businesses in connection with the settlement of title insurance claims, so long as the aggregate amount of all such Indebtedness does not exceed $5,000,000 at any one time outstanding; and

                 (e) Indebtedness of FAMI incurred to finance, refinance or refund the cost of any Property; provided that (i) the aggregate principal amount of all such Indebtedness of FAMI (including any such Indebtedness referred to in Part A of Schedule I hereto) shall not exceed (x) until the consummation of the Nations Title Acquisition, $30,000,000 at any time or (y) after the consummation of the Nations Title Acquisition, $35,000,000 at any time and (ii) no such Indebtedness (including any such refinancing or refunding


                                Credit Agreement

         Indebtedness) shall mature after the date 66 months after the date of the acquisition of any such Property by FAMI.

                 8.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                 (a)  Permitted Investments;

                 (b) Investments in the capital stock of Nations Title and Heritage acquired pursuant to the Acquisition Agreement and Investments in Nations Title, Heritage or any of their respective Subsidiaries required by any Applicable Insurance Regulatory Authority in connection with the Acquisition to the extent such Investments do not exceed $10,000,000 in the aggregate and only if, after giving effect thereto, no such Investment is made, directly or indirectly, in a Restricted Subsidiary;

                 (c) Investments permitted by clause (d) of Section 8.05 hereof;

                 (d) Investments by the Company and its Subsidiaries in such Subsidiaries (other than Investments in Manchester or any Restricted Subsidiary made after the date hereof) and loans and advances by such Subsidiaries to the Company, provided such loans and advances by the Company are subordinated on terms and pursuant to documentation satisfactory to the Majority Banks;

                 (e) Interest Rate Protection Agreements required to be entered into by the Company under Section 8.13 hereof and other Interest Rate Protection Agreements provided that at the time each such other Interest Rate Protection Agreement is entered into, the aggregate credit exposure of the Company and its Subsidiaries under all such other Interest Rate Protection Agreements (including the Interest Rate Protection Agreement being entered into) shall not exceed $20,000,000;

                 (f)  Real estate Investments listed on Schedule III;

                 (g) Investments by Insurance Subsidiaries in Permitted Investments (determined without regard to the maturity limitations contained in the definition of such term in Section 1.01 hereof) and Investment Grade Debt Securities, provided that the aggregate amount of all Investments made by the Insurance Subsidiaries in the securities of any one issuer does not exceed 5% of the Consolidated Investment Portfolio;


                                Credit Agreement

                 (h) Investments by Insurance Subsidiaries made in the ordinary course of their respective title insurance businesses in connection with settlements of title insurance claims;

                 (i) Investments in the capital stock of U.S. Facilities Corp., a California corporation, provided that such Investments (i) shall not exceed 21% of the outstanding capital stock of such corporation and (ii) shall not have an aggregate purchase price in excess of $20,000,000;

                 (j) Investments of Nations Title or any of its Subsidiaries, which Investments are existing as of June 30, 1995;

                 (k) Investments (other than notes receivable and Investments of the type described in clause (d) above) up to but not exceeding $5,000,000 in any one Person and $70,000,000 in the aggregate; and

                 (l) Investments consisting of notes receivable in an aggregate amount up to but not exceeding $5,000,000 from any Person (or, if greater, the aggregate amount of notes receivable of such Person held by the Company as of the date hereof and disclosed to the Administrative Agent in writing) and $21,000,000 in the aggregate;

                 8.09 Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; provided that the Company may declare and make Restricted Payments in cash in any fiscal year of the Company, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

                 (i)  no Default shall have occurred and be continuing;

                (ii) the aggregate amount of Restricted Payments paid or declared to be paid in such fiscal year does not exceed the Restricted Payment Basket for such fiscal year; and

               (iii) the Company shall have delivered to each Bank, at least three Business Days (but not more than fifteen Business Days) prior to the date of the proposed Restricted Payment, a certificate of the chief financial officer of the Company setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate, provided that in the case of any purchase of any shares of any class of common stock of the Company or any Subordinated Debt Payment made pursuant





                                Credit Agreement
         to Section 8.21(b)(iii) hereof, such notice may be delivered within 5 Business Days after such purchase.

                 Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

                 8.10  Certain Financial Covenants.

                 (a) Leverage Ratio. The Company will not permit the Leverage Ratio to exceed 0.45:1 at any time.

                 (b) Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio to be less than 1.2:1 as at the last day of any fiscal quarter of the Company.

                 (c) Minimum Earnings Test. The Company will not permit its cumulative Net Income for the full fiscal years ending after December 31, 1995 to be less than (x) the number of such full fiscal years multiplied by (y) $4,500,000.

                 (d) Minimum Surplus. The Company will cause each of the Insurance Subsidiaries referred to below to maintain Surplus, as at the last day of each fiscal quarter of the Company, of not less than the amount set forth below with respect to such Insurance Subsidiary:

         Insurance Subsidiaries                                       Amount
         ----------------------                                       ------
         Fidelity National Title Insurance                          $32,000,000
           Company

         Fidelity National Title Insurance                           20,000,000
           Company of Pennsylvania

         Fidelity National Title Insurance                           12,000,000
           Company of New York

                 8.11 NAIC Ratios. In the event that the NAIC or any Applicable Insurance Regulatory Authority shall at any time promulgate any risk-based capital ratio requirements or guidelines, the Company will cause each Insurance Subsidiary to comply with the minimum requirements or guidelines applicable to it as established by the NAIC or such Applicable Insurance Regulatory Authority.

                 8.12 Capital Expenditures. The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed the following respective amounts for the following respective periods:





                                Credit Agreement

                 Period                                   Amount
                 ------                                   ------
         From and including the date                   $15,000,000
         hereof through the date three
         years after the date hereof

         At all times after the period                 $20,000,000
         referred to above

                 8.13  Interest Rate Protection Agreements.

                 (a) The Company will within 30 days after the Closing Date enter into, and thereafter maintain in full force and effect during the period ending on the last Principal Payment Date, one or more Interest Rate Protection Agreements with one or more of the Banks (and/or other banks or financial institutions having capital, surplus and undivided profits of at least $500,000,000 and reasonably acceptable to the Majority Banks), that effectively enable the Company (in a manner and pursuant to documentation satisfactory to the Majority Banks) to protect itself against three-month London interbank offered rates exceeding the rate per annum in effect therefor on the date such Interest Rate Protection Agreement(s) become effective (or, in the case of an interest rate cap, exceeding a rate per annum equal to 1% above the interest rate per annum in effect on Treasury notes with a maturity of five years or less from the date of issuance thereof) plus 0.25% per annum as to a notional principal amount at least equal to the aggregate principal amount of the Term Loans scheduled to be outstanding from time to time during the period ending on the last Principal Payment Date.

                 (b) The Company will, within 30 days of the Revolving Credit Commitment Termination Date, enter into, and thereafter maintain in full force and effect during the period ending on the last Principal Payment Date, one or more Interest Rate Protection Agreements with one or more of the Banks (and/or with other banks or financial institutions having capital, surplus and undivided profits of at least $500,000,000 and reasonably acceptable to the Majority Banks), that effectively enable the Company (in a manner and pursuant to documentation satisfactory to the Majority Banks) to protect itself against three-month London interbank offered rates exceeding the rate per annum in effect therefor on the date such Interest Rate Protection Agreements become effective (or, in the case of an interest rate cap, exceeding a rate per annum equal to 1% above the interest rate per annum in effect on Treasury notes with a maturity of five years or less from the date of issuance thereof) as to a notional principal amount at least equal to the aggregate principal amount of the Revolving Credit Loans scheduled to be outstanding from time to time during the period commencing on the Revolving Credit Termination Date and ending on the last Principal Payment Date.





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
                                     - 64 -



                 8.14 Lines of Business. The Company will not, nor will it permit any of its Subsidiaries, to make any substantial change in the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged as of the date of this Agreement.

                 8.15 Subsidiary Dividend Payments. The Company will at all times (a) use its best efforts to cause each of its Insurance Subsidiaries from time to time to pay cash dividends or make other distributions or payments in cash (directly or, through other Subsidiaries of the Company, indirectly) to the Company in amounts that, taken together, are sufficient to permit the Company to pay all principal of and interest on the Loans and all other amounts payable hereunder as the same shall become due and payable (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise), (b) cause each Insurance Subsidiary to request on a timely basis, regulatory approval to the extent necessary for such Insurance Subsidiary to pay such dividends or make such distributions or payments and (c) notify the Banks promptly of the failure to obtain any such regulatory approval.

                 8.16  Leases.

                 (a) The Company will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any Person whereby the Company or any of its Subsidiaries sells or otherwise transfers any of its Property and thereafter rents or leases such Property or similar Property for substantially the same use or uses as the Property sold or transferred.

                 (b) The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except: (i) leases between the Company and any of its Subsidiaries or between any such Subsidiaries; (ii) Capital Lease Obligations permitted by Section 8.07 hereof; and (iii) leases (other than Capital Lease Obligations) which do not in the aggregate require the Company and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Company or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Company in excess of the following respective amounts for the following respective periods:





                                Credit Agreement

                 Period                                     Amount
                 ------                                     ------
January 1, 1995                                          $30,000,000
  through December 31, 1995

January 1, 1996                                           30,000,000
  through December 31, 1996

January 1, 1997                                           35,000,000
  through December 31, 1997

January 1, 1998                                           35,000,000
  through December 31, 1998

January 1, 1999                                           40,000,000;
  and at all times thereafter

provided that each such amount shall be increased by $3,000,000 after the consummation of the Nations Title Acquisition.

                 8.17 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

                 8.18 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely (a) in the case of the Term Loans, to refinance the Specified Debt and to pay related fees, commissions and expenses and, to the extent there are any excess proceeds remaining after such applications, for general corporate purposes, and (b) in the case of the Revolving Credit Loans, for general corporate purposes (provided that, prior to the date the Nations Title Acquisition is consummated, $3,000,000





                                Credit Agreement
of the proceeds of the Revolving Credit Loans may not be used for any purpose other than to finance the Nations Title Acquisition and to pay related fees, commissions and expenses), in each case in compliance with all applicable legal and regulatory requirements; provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                 8.19  Certain Obligations Respecting Subsidiaries.

                 (a) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (subject only to the Lien of the Pledge Agreement, if applicable) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the date hereof. In the event that any additional shares of stock shall be issued by any Subsidiary any of the shares of stock of which are pledged under the Pledge Agreement, the Company will forthwith deliver to the Administrative Agent pursuant to the Pledge Agreement the certificates evidencing such additional shares of stock, accompanied by undated stock powers executed in blank and take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

                 (b) Certain Restrictions. The Company will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment by such Subsidiary of Indebtedness, the granting of Liens, the declaration or payment by such Subsidiary of dividends, the making by such Subsidiary of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, other than any such agreement or arrangement entered into between Nations Title or any of its Subsidiaries and any Insurance Regulatory Authority as a condition to the consummation of the Nations Title Acquisition. In addition, except as permitted by Section 8.08(b) hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into any capital maintenance or other agreement which requires the Company or such Subsidiary to make a cash equity or other capital contribution to any Material Subsidiary.

                 8.20 Foreclosure on Subject Property. The Company will not, nor will it permit any of its Subsidiaries to, acquire ownership or operating control of any real property on which an Industrial Facility (as defined below) is located by means of the exercise of any right of foreclosure, power of sale or other remedy of which it may avail itself by way of any indenture of





                                Credit Agreement
mortgage or similar instrument relating to such Industrial Facility and the underlying real property (the "Subject Property"), or accept a deed to such Subject Property in lieu of foreclosure, unless the Company shall have given notice of the exercise of such right to the Administrative Agent (which shall promptly notify the Banks) and shall have theretofore caused a Phase I Environmental Review (as defined below) with respect to such Subject Property to be conducted. The Company will provide any Bank a copy of any such Environmental Review within 5 Business Days of a request therefor by such Bank.

                 As used herein, the following terms shall have the following respective meanings:

                 "Industrial Facility" shall mean those establishments having Standard Industrial Classification ("SIC") numbers in ranges 01-09, 10-14, 15-17, 20-39, 40-49, 50-51, 55-59 and 72-84, but excluding real property that is used primarily as (i) residential dwellings (including, without limitation, apartment buildings), condominiums, single family dwellings and duplexes, (ii) shopping centers or similar retail complexes (unless containing gasoline service stations), (iii) office buildings and (iv) vacant land.

                 "Phase I Environmental Review" shall mean an environmental survey and written assessment prepared by an independent engineer selected by the Company who is expert in the identification and analysis of environmental risks (such engineer and his or her agents being referred to as the "Environmental Consultant"), such survey and assessment, with respect to any Subject Property, to (a) estimate current liabilities and assess potential sources of future liabilities arising under Environmental Laws of any owner or operator of, or any other Person having control of, such Subject Property and (b) be based upon (i) a physical on-site inspection by the Environmental Consultant of such Subject Property (without any excavation of such Subject Property), (ii) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations on such Subject Property, (iii) a review by the Environmental Consultant of records relating to current and historical operations conducted at such Subject Property and (iv) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of individuals in the area in which such Subject Property is located who may have knowledge of current and historical operations conducted at such Subject Property.





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
                                     - 68 -



                 8.21 Modifications of Subordinated Debt Documents; Payments of Subordinated Debt.

                 (a) The Company will not agree or consent to any modification, supplement or waiver of any of the provisions of the Subordinated Debt Indenture or any of the instruments evidencing Subordinated Debt or of the FAMI Leases.

                 (b) The Company will not, and will not permit any of its Subsidiaries to, make any Subordinated Debt Payment, except for (i) any Subordinated Debt Payment effected solely in exchange for shares of common stock of the Company, (ii) subject to the subordination provisions of the Subordinated Debt Indenture, payments of principal of and interest on the Subordinated Debt required to be made in cash pursuant to the Subordinated Debt Indenture and the instruments evidencing the Subordinated Debt (but not prior to the date so required to be made) and (iii) any other Subordinated Debt Payment to the extent permitted by Section 8.09 hereof. The Company will satisfy all the conditions specified in the Subordinated Debt Indenture to purchase the Subordinated Debt with shares of its common stock rather than cash to the extent such option is permitted therein.

                 Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                 (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more days; or

                 (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000 or more (other than in respect of any Indebtedness of Manchester existing on the date hereof) and any grace period applicable thereto shall have expired; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity except in connection with purchases through the exercise of the option under the Subordinated Debt Indenture to so





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         redeem or purchase with shares of common stock; or the Company shall default in the payment when due of any amount aggregating $1,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $1,000,000 or more to become due; or

                 (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                 (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(o), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.16, 8.17, 8.19 or 8.21 hereof or the Company shall default in the performance of any of its obligations under
         Section 4.02 of the Pledge Agreement; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and any such default shall continue unremedied for a period of 30 or more days; or

                 (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                 (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                 (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent





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         jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property or
         (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                 (h) Any Insurance Regulatory Authority shall appoint a rehabitator, receiver, custodian, trustee, conservator or liquidator or the like (collectively, a "conservator") for any Insurance Subsidiary that is a Material Subsidiary, or cause possession of all or any substantial portion of the property of any such Insurance Subsidiary to be taken by any conservator (or any Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or

                 (i) The Company or any of its Subsidiaries shall be required by any Insurance Regulatory Authority to make any cash equity or other capital contribution to any Subsidiary (except as permitted by Section 8.08(b) hereof) or to enter into any agreement, instrument or other arrangement prohibited by Section 8.19(b) hereof; or

                 (j) A final judgment or judgments for the payment of money of $1,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $5,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Material Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                 (k) An event or condition specified in Section 8.01(n) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or





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         condition, together with all other such events or conditions, the
         Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

                 (l) Either: (i) a Change of Control (as such term is defined in the Subordinated Debt Indenture) shall have occurred; or (ii) during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (x) who were members of said Board on the first day of such period, (y) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of said Board; or (iii) William P. Foley ceases to be the Chairman of the Board of the Company; or

                 (m) The Liens created by the Pledge Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the Pledge Agreement), or, except for expiration in accordance with its terms, any of the Pledge Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be





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terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                 Section 10.  The Administrative Agent.

                 10.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                 (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank;

                 (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                 (c) shall not, except to the extent expressly instructed by the Majority Banks with respect to collateral security under the Pledge Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

                 (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.





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The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

                 10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                 10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

                 10.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any





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                                     - 74 -



successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                 10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                 10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for





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notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the Pledge Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                 10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                 10.08  Resignation or Removal of Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $5,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                 10.09 Agency Fee. So long as the Commitments are in effect and until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Administrative Agent an agency fee of $10,000 per annum, payable annually in advance





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                                     - 76 -



commencing on the Closing Date and on each Quarterly Date falling on or nearest to the anniversary of the Closing Date in each year (commencing with 1996). Such fee, once paid, shall be non-refundable.

                 10.10 Consents under Other Loan Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Bank, the Administrative Agent shall not (except as provided herein or in the Pledge Documents) release any collateral or otherwise terminate any Lien under any Pledge Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Pledge Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Banks thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Pledge Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Banks have consented.

                 Section 11.  Miscellaneous.

                 11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                 11.02 Notices. All notices, requests and other communications provided for herein and under the Pledge Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or





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personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or other transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Pledge Document or any other document referred to therein.

                 The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims,





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damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Bank from, and hold the Administrative Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Bank shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Bank of any of its rights and remedies hereunder or under any of the Pledge Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

                 11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Banks or Types or Classes of Loans, (vii) alter the terms of this Section
11.04 or (viii) modify the definition of the term "Majority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder





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or to modify any provision hereof; and (b) any modification or supplement of
Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

                 11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 11.06  Assignments and Participations.

                 (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

                 (b) Each Bank may assign any of its Loans, its Notes, and its Commitments (but only with the consent of, in the case of its outstanding Commitments, the Administrative Agent); provided that

              (i) no such consent of the Administrative Agent shall be unreasonably withheld;

             (ii) no such consent by the Administrative Agent shall be required in the case of any assignment to another Bank;

            (iii) except to the extent the Administrative Agent shall otherwise consent, any such partial assignment (other than to another
         Bank) shall be in an amount at least equal to $5,000,000;

             (vi) each such assignment by a Bank of any of its Loans, Notes or Commitments shall be made in such manner so that the same portion of its Loans, Notes and Commitments of each Class is assigned to the respective assignee; and

             (v) upon each such assignment, the assignor and assignee shall deliver to the Company and the Administrative Agent a Notice of Assignment in substantially the form of Exhibit F hereto.

Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Notice of Assignment, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such





                                Credit Agreement
assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,000.

                 (c) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Bank were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or
(v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.10 or 11.04 hereof, requires the consent of each Bank.

                 (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

                 (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including





                                Credit Agreement
prospective assignees and participants), subject, however, to the provisions of
Section 11.12(b) hereof.

                 (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

                 (g) At the request of any Bank that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that at the request of the Company, shall be kept by the Agent on behalf of the Company at no charge to the Company at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of any such Bank as the registered owner of each Loan held by such a Bank (a "Registered Loan"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) shall be effective only upon registration of such assignment or transfer on the Register (together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s)). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company and the Agent shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. A Registered Loan may not be de-registered or otherwise exchanged for a Loan that is not a Registered Loan. The Register shall be available for inspection by the Company and any Bank at any reasonable time upon reasonable prior notice.

                 11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Bank that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and


                                Credit Agreement
warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                 11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 11.12  Treatment of Certain Information; Confidentiality.

                 (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such





                                Credit Agreement

Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                 (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to the auditors or accountants of such Bank, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit E hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this
Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder). The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit E hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06(b) hereof.





                                Credit Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        FIDELITY NATIONAL FINANCIAL, INC.


                                        By     /s/  Carl A. Strunk
                                          --------------------------------------
                                          Title:

                                        Address for Notices:

                                        17911 Von Karman Avenue
                                        Irvine, California  92714


                                        Attention: Andrew F. Puzder,
                                                   Executive Vice President
                                                     and General Counsel

                                        Telecopier No.: (714) 622-4131
                                        Telephone No.: (714) 622-4333





                                Credit Agreement

                                        BANKS

Revolving Credit Commitment             THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)
$3,714,285.72

Term Loan Commitment
                                        By  /s/ Robert A. Foster
                                          --------------------------------------
$6,285,714.28                             Title:


                                        Lending Office for all Loans:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        4 Metrotech Center
                                        13th Floor
                                        Brooklyn, New York 11245

                                        Attention:  New York Agency

                                        Telecopier No.:  718-242-6910
                                        Telephone No.:  718-242-7979
                                        Telex No.:  6720516
                                        (Answerback:  CMBNYAUW)





                                Credit Agreement

Revolving Credit Commitment             IMPERIAL BANK

$3,714,285.72

Term Loan Commitment
                                        By  /s/ Jeff Thomas
                                          --------------------------------------
$6,285,714.28                             Title:

                                        Lending Office for Base Rate Loans:

                                        Imperial Bank
                                        Santa Clara Valley
                                          Regional Office #1700
                                        226 Airport Parkway
                                        San Jose, California  95110

                                        Lending Office for Loans other than Base
                                        Rate Loans:




                                        Address for Notices:

                                        Imperial Bank
                                        226 Airport Parkway
                                        San Jose, California  95110

                                        Attention:  Jeff Thomas
                                                    Vice President

                                        Telecopier No.:  408-451-8586
                                        Telephone No.:   408-451-8578





                                Credit Agreement

Revolving Credit Commitment             SANWA BANK CALIFORNIA

$3,714,285.72

Term Loan Commitment
                                        By  /s/ John C. Hyche
                                          --------------------------------------
$6,285,714.28                             Title:

                                        Lending Office for all Loans:

                                        Sanwa Bank California
                                        Insurance & Financial Services,
                                          LA CBC
                                        601 S. Figueroa St., W8-6
                                        Los Angeles, CA  90017


                                        Address for Notices:

                                        Sanwa Bank California
                                        Insurance & Financial Services,
                                          LA CBC
                                        601 S. Figueroa St., W8-6
                                        Los Angeles, CA  90017


                                        Attention: Mr. John C. Hyche

                                        Telecopier No.: (213) 896-7282
                                        Telephone No.:  (213) 896-7543





                                Credit Agreement

Revolving Credit Commitment             FIRST INTERSTATE BANK

$1,857,142.84

Term Loan Commitment
                                        By  /s/  Marla W. Johnson
                                          --------------------------------------
$3,142,857.16                             Title:

                                        Lending Office for Base Rate Loans:

                                        First Interstate Bank
                                        5000 Birch, Suite 10,000
                                        Newport Beach, California  92660


                                        Lending Office for Loans other than Base
                                        Rate Loans:

                                        First Interstate Bank
                                        5000 Birch, Suite 10,000
                                        Newport Beach, California  92660


                                        Address for Notices:

                                        (U.S. Mail)
                                        First Interstate Bank of California
                                        P.O. Box 2899
                                        Portland, Oregon  97208-2899

                                        (Courier)
                                        First Interstate Bank of California
                                        18700 NW Walker Rd., Bldg. 92
                                        Beaverton, Oregon  97006

                                        Attention:  Special Loan Processing

                                        Telecopier No.:  503-614-5878
                                        Telephone No.:   503-614-6458





                                Credit Agreement

                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION),
                                          as Administrative Agent


                                        By  /s/  Robert A. Foster
                                          --------------------------------------
                                          Title:

                                        Address for Notices to
                                        Chase as Administrative Agent:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        4 Chase Metrotech Center-13th Floor
                                        Brooklyn, New York  11245

                                        Attention:  New York Agency
                                        Telecopier No.:  (718) 242-6910
                                        Telephone No.:  (718) 242-7979





                                Credit Agreement

                                                                     SCHEDULE I

                        Material Agreements and Liens


Part A - Material Agreements

Fidelity National Financial, Inc.*
$12,000,000 Revolving Line of Credit Note to Imperial Bank
($12,000,000 Outstanding at June 30, 1995)

Fidelity National Financial, Inc.*
$7,500,000 Senior Secured Notes Due 1998 and 2000 Held by Fidelity National Title Insurance Company of Pennsylvania
$7,500,000 Outstanding at June 30, 1995

Fidelity National Financial, Inc.
$235,750,000 Principal Amount at Maturity
Liquid Yield Option Notes Due 2009
(Zero Coupon - Subordinated)
Outstanding at June 30, 1995: $187,750,000 Principal Amount at Maturity

Fidelity Asset Management, Inc.
Revolving Line of Credit Note to Imperial Bank
($1,154,300.04 Outstanding at June 30, 1995)

Fidelity Asset Management, Inc.
Fleet Credit Corporation Notes
Note 1 - $10,134,939.93 Due 1997 $7,715,357.87 Outstanding at June 30, 1995
Note 2 - $10,127,141.00 Due 1998 $8,354,033.48 Outstanding at June 30, 1995
Note 3 - $ 4,938,337.00 Due 1999 $4,938,337.00 Outstanding at June 30, 1995

Acquisition Agreement By and Among Fidelity National Financial, Inc. and Nations Holding Group, Inc. and its Wholly-Owned Subsidiary Nations Title Inc.

*  To be paid off on the closing date.

Part B - Liens

Intercreditor Agreement**
Dated As of March 1, 1993 Among Imperial Bank, Massachusetts Mutual Life Insurance Company, The Canada Life Assurance Company and Canada Life Insurance Company of America.

General Security Agreement - Interest in Furniture, Fixtures and Equipment Granted to Imperial Bank Executed by Fidelity Asset Management, Inc. Securing Revolving Line of Credit.

Master Security Agreement - Interest in Furniture, Fixtures and Equipment Granted to Fleet Credit Corporation Executed by Fidelity Asset Management, Inc. Securing Notes.

Deposit Escrow Agreement by and among Fidelity National Financial, Inc., Nations Holding Group and Imperial Bank as Agent, $3,000,000 placed in escrow.

**  To be terminated on the closing date.


                                  Schedule I

                                                                    SCHEDULE II


                            Environmental Matters

                                     None










                                 Schedule II

                                                                   SCHEDULE III


                                 Subsidiaries


   I. Manchester Development Corporation, a California corporation d/b/a Orion Realty Group

       A. Kensington Development Corporation, a California corporation, owned 90%; see III.H.3. below

  II.  Rocky Mountain Aviation, Inc., an Arizona corporation

*III. Fidelity National Title Insurance Company, an Arizona corporation, owned 99.9%; material subsidiary:

        A.  Fidelity National Title Agency, Inc., an Arizona corporation
        B. Republic Title Insurance Agency, Inc., an Arizona corporation (inactive)
        C.  Fidelity National Title Company of El Paso, a Texas corporation
        D.  Western American Exchange Corporation, a California corporation
        E. Fidelity National Title Agency of Pinal County, Inc., an Arizona corporation
       *F. Fidelity National Title Insurance Company of Tennessee, a Tennessee corporation; material subsidiary:

            1.  Title Services, Inc., a Tennessee corporation

        G. Southern Title Holding Company, a Texas corporation (inactive) *H. Fidelity National Title Insurance Company of California, a
            California corporation; material subsidiary:

            1. Fidelity National Title Insurance Company of Oregon, an Oregon corporation
            2.  Western Financial Trust Company, a California corporation
            3. Kensington Development Corporation, a California corporation, owned 10%; see I.A. above
            4. Fidelity National Title Company of Northern California, a California corporation

        I.  Fidelity National Title Agency of Nevada, Inc., a Nevada corporation
        J.  Title Insurance Policy Co. of Pinal County, an Arizona corporation
        K. Pacific American Property Exchange Corporation, a California corporation (inactive)
        L.  UTC Capital Group, Inc. a Texas corporation; subsidiaries:

             1. Dallas-Fidelity National Title Agency, Inc. a Texas corporation d/b/a Fidelity National Title Agency, Inc.
             2. LRT Record Services, Inc., a Texas corporation d/b/a Land Records of Texas

         M.  Fidelity National Tax Service, a California corporation
         N. Fidelity National Title Company of California, a California corporation

  *IV. Fidelity National Title Insurance Company of Pennsylvania, a Pennsylvania corporation, owned 99.9%; subsidiaries:

        *A. American Title Insurance Company, a Florida corporation, material; subsidiaries:

             1.  Amtitle Company, a California corporation (inactive)
             2. GulfStream Title Company of Miami, a Florida corporation (inactive)
             3. Settlement Network of Pennsylvania, a Pennsylvania corporation (inactive)
             4. American Title and Abstract Company, a Florida corporation (inactive)
             5.  Miami Title and Abstract Company, a Florida corporation
                 (inactive)

         B. National Title Insurance Services, Inc., a North Carolina corporation (inactive)
         C. Network Title Insurance Agencies of Florida, Inc. a Florida corporation (inactive)

    V. Western Pacific Property and Casualty Agency, Inc., an Arizona corporation

   VI.  Lake Mortgage Corporation, an Arizona corporation (inactive)

  VII.  FNTIC Properties, a California corporation

 VIII.  Rocky Mountain Printing Services, Inc. a California corporation

  *IX.  Fidelity Asset Management, Inc., a California corporation; material

    X.  Fidelity Participations, Inc., an Arizona corporation

   XI.  Nationwide Recording Service, a California corporation

  XII.  Cal West Service Corporation, a California corporation

*XIII. Fidelity National Title Insurance Company of New York, a New York corporation; material

  XIV.  Agency Sales and Posting, Inc., a California corporation; material

   XV.  Arizona Sales and Posting, Inc., an Arizona corporation

XVI.    Pente Enterprises, Inc., a California corporation

XVII.   Rocky Mountain Support Services, Inc., an Arizona corporation;
        subsidiary:

        A.  ACS Systems, Inc., a California corporation

XVIII.  Fidelity National Title Company of Washington, a Washington corporation

XIX.    Fidelity National Control Services, Inc., a California corporation

XX.     Butte County Title Company, a California corporation

XXI.    Southern California Title Company, a California corporation

XXII. Fidelity National Title Insurance Agency of Coconino, Inc., an Arizona corporation

* Material Subsidiary

ALL SUBSIDIARIES ARE 100% OWNED BY PARENT LISTED UNLESS OTHERWISE NOTED.

                                                                SCHEDULE III


         Investments in Real Estate, Joint Ventures and Partnerships
                             As of June 30, 1995

                                        Commercial   Partnerships &
                           Land          Buildings   Joint Ventures      Total
                        ---------       ----------  ---------------    ----------
Governor Park           2,885,483       4,449,652                       7,335,135
Investment in
  Partnerships and JV                                     (5,066)          (5,066)
Longhorn                                                 283,724          283,724
Alexasis                                                  40,046           40,046
Del Rio                                 2,959,524                       2,959,524
Voiss-LMC 95 &
  LMC 98                  200,000                                         200,000
Wilmac                                                   695,543          695,543
Goodyear                                                 706,184          706,184
                        ---------       ---------     ----------        ----------
        Subtotal        3,085,483       7,409,176      1,720,431       12,215,090
        Reserve                          (750,000)    (2,250,000)      (3,000,000)
                        ---------       ---------     ----------       ----------
                        3,085,483       6,659,176       (529,569)       9,215,090
                        =========       =========     ==========       ==========




                                 Schedule III

                                                                    SCHEDULE IV

                              Insurance Licenses

      STATE                        LICENSED   ATIC-FL     FNTIC-AZ    FNTIC-CA    FNTIC-PA    FNTIC-TN    FNTIC-NY    TOTALS
      -----                        --------   -------     --------    --------    --------    --------    --------    ------
   NAIC NUMBER                                 50075       51586       50903       50393       50253       51071
   FEDERAL ID #                              59-0482960  86-0417131  94-2180445  23-1290668  62-0379550  13-1286310
 1 ALABAMA (AL)                      YES        YES                                              YES          YES          3
 2 ALASKA (AK)                       YES                     YES                                                           1
 3 ARIZONA (AZ)                      YES        YES          YES                                                           2
 4 ARKANSAS (AR)                     YES        YES                                              YES                       2
 5 CALIFORNIA (CA)                   YES        YES          YES         YES                                               3
 6 COLORADO (CO)                     YES        YES          YES                                                           2
 7 CONNECTICUT (CT)                  YES        YES                                                           YES          2
 8 DELAWARE (DE)                     YES        YES                                  YES                      YES          3
 9 FLORIDA (FL)                      YES        YES                                  YES         YES          YES          4
10 GEORGIA (GA)                      YES        YES                                              YES          YES          3
11 HAWAII (HI)                       YES        YES          YES                                                           2
12 IDAHO (ID)                        YES                     YES                                                           1
13 ILLINOIS (IL)                     YES        YES                                                           YES          2
14 INDIANA (IN)                      YES        YES          YES                                                           2
15 IOWA (IA)                         N/A                                                                                   0
16 KANSAS (KS)                       YES        YES(1)                                                                     1
17 KENTUCKY (KY)                     YES        YES                                  YES         YES          YES          4
18 LOUISIANA (LA)                    YES        YES                                              YES                       2
19 MAINE (ME)                        YES        YES                                                           YES          2
20 MARYLAND (MD)                     YES        YES                                  YES                      YES          3
21 MASSACHUSETTS (MA)                YES        YES                                                           YES          2
22 MICHIGAN (MI)                     YES        YES(1)                                                        YES          2
23 MINNESOTA (MN)                    YES        YES(2)                                                        YES          2
24 MISSISSIPPI (MS)                  YES        YES                                              YES                       2
25 MISSOURI (MO)                     YES        YES          YES                                                           2
26 MONTANA (MT)                      YES        YES          YES                                                           2
27 NEBRASKA (NE)                     YES        YES          YES                                                           2
28 NEVADA (NV)                       YES        YES          YES                                                           2
29 NEW HAMPSHIRE (NH)                YES        YES                                                           YES          2
30 NEW JERSEY (NJ)                   YES        YES                                  YES                      YES          3
31 NEW MEXICO (NM)                   YES        YES          YES                                                           2
32 NEW YORK (NY)                     YES        YES(1)                               YES                      YES          3
33 NORTH CAROLINA (NC)               YES        YES(1)                               YES         YES          YES          4
34 NORTH DAKOTA (ND)                 YES        YES          YES                                                           2
35 OHIO (OH)                         YES        YES                                  YES         YES          YES          4
36 OKLAHOMA (OK)                     YES        YES          YES                                                           2
37 OREGON (OR)                       YES                                 YES                                               1
38 PENNSYLVANIA (PA)                 YES        YES          YES                     YES                      YES          4
39 RHODE ISLAND (RI)                 YES        YES                                  YES                      YES          3
40 SOUTH CAROLINA (SC)               YES        YES(1)                                           YES          YES          3
41 SOUTH DAKOTA (SD)                 YES        YES          YES                                                           2
42 TENNESSEE (TN)                    YES        YES                                              YES          YES          3
43 TEXAS (TX)                        YES        YES          YES                                              YES          3
44 UTAH (UT)                         YES        YES          YES                     YES                                   3
45 VERMONT (VT)                      YES        YES                                                           YES          2
46 VIRGINIA (VA)                     YES        YES                                  YES         YES          YES          4
47 WASHINGTON (WA)                   YES                     YES                                                           1
48 WEST VIRGINIA (WV)                YES        YES                                  YES         YES          YES          4
49 WISCONSIN (WI)                    YES        YES                                                           YES          2
50 WYOMING (WY)                      YES        YES          YES                                                           2
                                    ----       ----         ----        ----        ----        ----         ----       ----
      TOTAL STATES                    49         45           20           2          13          13           26        N/A
                                    ====       ====         ====        ====        ====        ====         ====       ====


POSSESSIONS                       LICENSED    ATIC-FL     FNTIC-AZ    FNTIC-CA    FNTIC-PA    FNTIC-TN     FNTIC-NY    TOTALS
-----------                       --------    -------     --------    --------    --------    --------     --------    ------
51 DISTRICT OF COLUMBIA (DC)         YES        YES                                  YES         YES          YES          4
52 PUERTO RICO (PR)                  YES        YES                                                           YES          2
53 VIRGIN ISLANDS (VI)               YES        YES                                  YES                      YES          3
54 BAHAMA ISLANDS (BI)               YES                                                                      YES          1
55 BRITISH WEST INDIES                NO                                                                                   0
     TOTAL POSSESSIONS                 4          3            0           0           2           1            4        N/A
                                    ----       ----         ----        ----        ----        ----         ----       ----
TOTAL STATES & POSSESSIONS            53         48           20           2          15          14           30        N/A
                                    ====       ====         ====        ====        ====        ====         ====       ====

(1) Licensed in State, no new business being written as a result of surplus constraints.
(2) Licensed in State, no new business being written, Cease and Desist order issued by State.

                                  Schedule IV

                                                                     SCHEDULE V


                                 TAX MATTERS

Fidelity National Title Insurance Company
Form SS-10 Consent to Extend the Time to Assess Employment Taxes

The amount of taxes due from the taxpayer under:

      (a)  The Federal Unemployment Tax Act, for calendar years
           ending December 31, 1991 and December 31, 1992
           ----------------------------------------------

      (b) The Federal Insurance Contributions Act, for tax periods from January 1, 1990 through December 31, 1992
                ---------------         -----------------

      (c) The income tax withholding provisions of existing or prior revenue laws, for tax periods from January 1, 1990 through December 31, 1992
                                      ---------------         -----------------

      (d)  The Railroad Retirement Tax Act, for tax periods
           from                             through
                --------------------------          --------------------------

plus any applicable additions to the tax, may be assessed at any time on or before December 31, 1996.
       ------------------
       (Expiration date)


Fidelity National Financial, Inc. and Subsidiaries
Form 872 Consent to Extend the Time to Assess Tax

        The amount of any Federal Income tax due on any return(s) made by or for the above taxpayer(s) for the period(s) ended December 31, 1990, December 31, 1991 and December 31, 1992 may be assessed at any time on or before December 31, 1996. However, if a notice of deficiency in tax for any such
------------------
(Expiration date)

period(s) is sent to the taxpayer(s) on or before that date, then the time for assessing the tax will be further extended by the number of days the assessment was previously prohibited, plus 60 days.



                                  Schedule V

                                                                  EXHIBIT A-1


                                PROMISSORY NOTE


$3,714,285.72                                               September 21, 1995
                                                            New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of THREE MILLION SEVEN HUNDRED FOURTEEN THOUSAND TWO HUNDRED EIGHTY-FIVE DOLLARS AND SEVENTY-TWO CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Bank.

                 This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


                             Revolving Credit Note

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                            FIDELITY NATIONAL FINANCIAL, INC.


                                            By  /s/  Carl A. Strunk
                                              -------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer




                             Revolving Credit Note

                       SCHEDULE OF REVOLVING CREDIT LOANS


                 This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                             Revolving Credit Note

                                PROMISSORY NOTE


$3,714,285.72                                               September 21, 1995
                                                            New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to SANWA BANK CALIFORNIA (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of THREE MILLION SEVEN HUNDRED FOURTEEN THOUSAND TWO HUNDRED EIGHTY-FIVE DOLLARS AND SEVENTY-TWO CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Bank.

                 This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events


                             Revolving Credit Note
and for prepayments of Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                          FIDELITY NATIONAL FINANCIAL, INC.


                                          By  /s/  Carl A. Strunk
                                            -------------------------------
                                            Title:  Executive Vice President
                                                    Chief Financial Officer




                             Revolving Credit Note

                       SCHEDULE OF REVOLVING CREDIT LOANS


                 This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                             Revolving Credit Note

                                PROMISSORY NOTE


$3,714,285.72                                               September 21, 1995
                                                            New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to IMPERIAL BANK (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of THREE MILLION SEVEN HUNDRED FOURTEEN THOUSAND TWO HUNDRED EIGHTY-FIVE DOLLARS AND SEVENTY-TWO
CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Bank.

                 This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events


                             Revolving Credit Note
and for prepayments of Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                            FIDELITY NATIONAL FINANCIAL, INC.


                                            By  /s/  Carl A. Strunk
                                              -------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer




                             Revolving Credit Note

                       SCHEDULE OF REVOLVING CREDIT LOANS


                 This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                             Revolving Credit Note

                                PROMISSORY NOTE


$1,857,142.84                                               September 21, 1995
                                                            New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to FIRST INTERSTATE BANK OF CALIFORNIA (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of ONE MILLION EIGHT HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED FORTY-TWO DOLLARS AND EIGHTY-FOUR CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Bank.

                 This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events


                             Revolving Credit Note
and for prepayments of Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                           FIDELITY NATIONAL FINANCIAL, INC.


                                           By  /s/  Carl A. Strunk
                                             -------------------------------
                                             Title:  Executive Vice President
                                                     Chief Financial Officer




                             Revolving Credit Note

                       SCHEDULE OF REVOLVING CREDIT LOANS


                 This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                             Revolving Credit Note

                                                                    EXHIBIT A-2


                                PROMISSORY NOTE


$6,285,714.28                                                September 21, 1995
                                                             New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of SIX MILLION TWO HUNDRED EIGHTY-FIVE THOUSAND SEVEN
HUNDRED FOURTEEN DOLLARS AND TWENTY-EIGHT CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Bank.

                 This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Term Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events



                                 Term Loan Note
and for prepayments of Term Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                            FIDELITY NATIONAL FINANCIAL, INC.


                                            By  /s/  Carl A. Strunk
                                              -------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer




                                 Term Loan Note

                             SCHEDULE OF TERM LOANS


                 This Note evidences Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                                 Term Loan Note

                                PROMISSORY NOTE


$6,285,714.28                                                September 21, 1995
                                                             New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to SANWA BANK CALIFORNIA (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of SIX MILLION
TWO HUNDRED EIGHTY-FIVE THOUSAND SEVEN HUNDRED FOURTEEN DOLLARS AND TWENTY-EIGHT CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Bank.

                 This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Term Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events



                                 Term Loan Note
and for prepayments of Term Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                            FIDELITY NATIONAL FINANCIAL, INC.


                                            By  /s/  Carl A. Strunk
                                              -------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer




                                 Term Loan Note

                             SCHEDULE OF TERM LOANS


                 This Note evidences Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                                 Term Loan Note

                                PROMISSORY NOTE


$6,285,714.28                                                September 21, 1995
                                                             New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to IMPERIAL BANK (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase
Manhattan Plaza, New York, New York 10081, the principal sum of SIX MILLION
TWO HUNDRED EIGHTY-FIVE THOUSAND SEVEN HUNDRED FOURTEEN DOLLARS AND TWENTY-EIGHT CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Bank.

                 This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Term Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events



                                 Term Loan Note
and for prepayments of Term Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                            FIDELITY NATIONAL FINANCIAL, INC.


                                            By  /s/  Carl A. Strunk
                                              -------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer




                                 Term Loan Note

                             SCHEDULE OF TERM LOANS


                 This Note evidences Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                                 Term Loan Note

                                PROMISSORY NOTE


$3,142,857.16                                                September 21, 1995
                                                             New York, New York

                 FOR VALUE RECEIVED, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to FIRST INTERSTATE BANK OF CALIFORNIA (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of THREE MILLION ONE HUNDRED FORTY-TWO THOUSAND EIGHT HUNDRED FIFTY-SEVEN DOLLARS AND SIXTEEN CENTS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                 The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Bank.

                 This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Term Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events



                                 Term Loan Note
and for prepayments of Term Loans upon the terms and conditions specified therein.

                 Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                 This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                            FIDELITY NATIONAL FINANCIAL, INC.


                                            By  /s/  Carl A. Strunk
                                              -------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer




                                 Term Loan Note

                             SCHEDULE OF TERM LOANS


                 This Note evidences Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,  Unpaid
Continued  Amount  Type               of     Continued  Prin-
   or        of     of   Interest  Interest     or      cipal   Notation
Converted   Loan   Loan    Rate     Period   Converted  Amount   Made by
---------  ------  ----  --------  --------  ---------  ------  --------





                                 Term Loan Note

                                                                       EXHIBIT B


                                PLEDGE AGREEMENT

                 PLEDGE AGREEMENT dated as of September 21, 1995 between FIDELITY NATIONAL FINANCIAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                 The Company, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 21, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $35,000,000. In addition, the Company may from time to time be obligated to one or more of said lenders in respect of indebtedness under one or more Interest Rate Protection Agreements (as defined in the Credit Agreement) as contemplated by Section 8.13 of the Credit Agreement (such obligations being herein referred to as "Interest Rate Protection Obligations").

                 To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Company that would constitute Interest Rate Protection Obligations, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                 Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                 "Collateral" shall have the meaning ascribed thereto in
         Section 3 hereof.

                 "Existing Issuers" shall have the meaning ascribed thereto in
         Section 3(a) hereof.

                 "Initial Pledged Shares" shall have the meaning ascribed thereto in Section 3(a) hereof.

                 "Issuers" shall have the meaning ascribed thereto in Section 3(b) hereof.



                               Pledge Agreement

                 "Pledged Stock" shall have the meaning ascribed thereto in
         Section 3(b) hereof.

                 "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under the Loan Documents including, without limitation, all interest thereon, (b) all amounts owing by the Company to one or more of the Banks in respect of Interest Rate Protection Obligations and
         (c) all obligations of the Company to the Banks and the Administrative Agent hereunder.

                 "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                 Section 2. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that:

                 (a) The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

                 (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to
         Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

                 (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.





                                Pledge Agreement

                 Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                 (a) the shares of common stock of the respective corporations identified on Annex 1 hereto under the caption "Issuer" (each an "Existing Issuer") represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Existing Issuers, now or hereafter owned by the Company, in each case together with the certificates evidencing the same (the "Initial Pledged Shares");

                 (b) upon the consummation of the Nations Title Acquisition, all shares of capital stock of Nations Title (together with the Existing Issuers, the "Issuers") and all other shares of capital stock of whatever class of Nations Title, now or hereafter owned by the Company, together with the certificates evidencing the same (together with the Initial Pledged Shares, the Pledged Stock");

                 (c) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                 (d) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger; and

                 (e) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in





                                Pledge Agreement
         respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                 Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Bank and the Administrative Agent as follows:

                 4.01  Delivery and Other Perfection.  The Company shall:

                 (a) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b), (c) and
         (d) of Section 3 hereof are received by the Company, forthwith either
         (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                 (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

                 (c) keep, and cause the Issuers to keep, full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in





                                Pledge Agreement
         order to reflect the security interests granted by this Agreement; and

                 (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require.

                 4.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Banks as specified in Section 10.10 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Banks.

                 4.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                 4.04  Collateral.

                 (1) The Company will cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

                 (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(2).





                                Pledge Agreement

                 (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

                 (4) Subject to Section 4.06 hereof, if any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

                 4.05 Events of Default, Etc. Subject to Section 4.06 hereof, during the period during which an Event of Default shall have occurred and be continuing:

                 (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

                 (b) the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and





                                Pledge Agreement

                 (c) the Administrative Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.05 shall be applied in accordance with Section 4.10 hereof.

                 The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.





                                Pledge Agreement

                 4.06 Insurance and Other Applicable Regulatory Requirements. Anything in this Agreement to the contrary notwithstanding, the Administrative Agent may not exercise any of the rights or powers under Section 4.01(b) hereof to cause any of the Pledged Stock to be transferred of record into the name of the Administrative Agent or its nominee or any of the rights or powers described in Section 4.04(4) hereof or in Section 4.05 hereof or otherwise foreclose upon or sell the Collateral, unless and until (i) the Administrative Agent (and, in the case of a sale of such Collateral, the purchaser thereof) has complied with all requirements of all applicable laws and regulations governing the acquisition of voting securities or control of each Issuer and each of its Subsidiaries and (ii) the acquisition of such Collateral and control of each Issuer and its Insurance Subsidiaries by the Administrative Agent hereunder (or by the purchaser in any such sale) has, to the extent legally required, been duly approved by the applicable regulatory authorities (including, if appropriate, the Applicable Insurance Regulatory Authorities) in accordance with applicable law.

                 4.07 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

                 4.08 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                 4.09 Private Sale. The Administrative Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                 4.10 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale





                                Pledge Agreement
or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Section 4, shall be applied by the Administrative Agent:

                 First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

                 Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

                 Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                 As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

                 4.11 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                 4.12 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Administrative Agent all certificates identified





                                Pledge Agreement
in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                 4.13 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

                 4.14 Further Assurances. The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


                 Section 5.  Miscellaneous.

                 5.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                 5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02.

                 5.03 Expenses. The Company agrees to reimburse each of the Banks and the Administrative Agent for all reasonable costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any





                                Pledge Agreement
exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 5.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

                 5.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent (with the consent of the Banks as specified in Section 10.10 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Bank, each holder of any of the Secured Obligations and the Company.

                 5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Banks and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                 5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                 5.08  Governing Law.   This Agreement shall be governed by,
and construed in accordance with, the law of the State of New York.

                 5.09 Administrative Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                 5.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest





                                Pledge Agreement
extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.





                                Pledge Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                                           FIDELITY NATIONAL FINANCIAL, INC.



                                           By    /s/  Carl A. Strunk
                                              --------------------------------
                                              Title:  Executive Vice President
                                                      Chief Financial Officer


                                           THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION),
                                            as Administrative Agent



                                           By   /s/   Robert A. Foster
                                              --------------------------------
                                              Title:  Vice President





                                Pledge Agreement

                                                                        ANNEX 1


                                PLEDGED STOCK



Issuer                    Certificate Nos.      Registered Owner        Number of Shares
------                    ----------------      -----------------       -----------------
Fidelity National Title        2                Fidelity National       250,000 shares of
Insurance Company of                            Financial, Inc.         common stock,
New York                                                                par value $5.00

Fidelity National Title        133              Fidelity National       219,187 shares
Insurance Company              134              Financial, Inc.         228,396 shares
                               135                                      230 shares
                               136                                      11 shares
                                                                        of common stock,
                                                                        par value $10.00

Fidelity National Title        83               Fidelity National       199,990 shares
Insurance Company of                            Financial, Inc.         of common stock,
Pennsylvania                                                            par value $5.00



                                                                    EXHIBIT C-1

                [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]


                              September 21, 1995



To the Banks party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank (National Association), as
Administrative Agent

Ladies and Gentlemen:

        We have acted as counsel to Fidelity National Financial, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of that certain Credit Agreement, dated as of September 21, 1995 (the "Credit Agreement"), between the Company, each of you, and the transactions contemplated thereby. This opinion is being delivered pursuant to
Section 6.01(c) of the Credit Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

        In connection with the preparation of this opinion, we have examined the documents listed below (the Credit Agreement, the Notes and the Pledge Agreement shall be known, collectively, as the "Loan Documents"):

        1.   the Credit Agreement;

        2.   the Notes;

        3.   the Pledge Agreement; and

        4. the UCC-1 Financing Statement for the Company (the "UCC-1 Financing Statement").

        In addition, we have examined such other documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted

To the Banks party to the
Credit Agreement referred to below
September 21, 1995
Page 2


to us as copies and the genuineness of all signatures other than signatures of officers of the Company of which we are familiar. We have also assumed that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

        As to questions of fact material to our opinion, we have relied upon the representations of each party made in the Loan Documents, certificates of officers of the Company and each of the Issuers identified on Annex I to the Pledge Agreement, including a certificate as to certain factual matters which are the subject of the opinions expressed herein and certificates and advices of public officials.

        We have assumed that the Company (i) has sufficient "rights" in the Collateral within the meaning of California Uniform Commercial Code Section 9203; and (ii) the Company has received legally sufficient consideration and "value" (as such term is defined in California Uniform Commercial Code Section
1201) as required by California Uniform Commercial Code Section 9203 for its obligations under the Loan Documents and for the granting of security interests in its property as security for such obligations. We have further assumed that
Item 4 of the UCC-1 Financing Statement has been sufficiently completed as required by California Uniform Commercial Code Section 9402.

        For purposes of the opinions expressed in Paragraphs 11 and 13 below, we have assumed that (i) the shares of capital stock of the Issuers identified on Annex 1 to the Pledge Agreement (the "Pledged Stock") have been delivered to the Administrative Agent pursuant to the provisions of the Pledge Agreement;
(ii) the Administrative Agent took the Pledged Stock in good faith and without notice of any liens, adverse claims or encumbrances other than the Company's ownership interest therein and the Administrative Agent's security interest therein; (iii) there are no liens or encumbrances upon, or adverse claims against, the Pledged Stock resulting from transactions being excluded from Division 9 of the California Uniform Commercial Code by Section 9104 thereof; and (iv) the Administrative Agent holds in its possession the Pledged Stock.

        Whenever a statement herein is qualified by "known to us," "to our current actual knowledge" or similar phrase, it is intended to indicate that, during the course of our representation of the Company in connection with the transactions contemplated by the Credit Agreement, including our review of the Loan Documents and the Certificates described above, no information that would give current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm (excluding Andrew F. Puzder who is on a leave of absence) who have rendered legal services in connection with the transactions contemplated by the Credit Agreement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter

To the Banks party to the
Credit Agreement referred to below
September 21, 1995
Page 3



should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

        Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

        1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Each Corporation has been duly incorporated, is validly existing and in good standing under the laws of the respective state opposite its name in Schedule III to the Credit Agreement. The Company and each Corporation is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a Material Adverse Effect on the Company. The Company has the corporate power and authority to own its properties and assets and to carry on its business as presently conducted.

        2. The issued and outstanding capital stock of each of the Issuers is as set forth on Annex I of the Pledge Agreement. There are, to our current actual knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which any Issuer is or may be obligated to issue shares of its capital stock and (b) no preemptive or similar rights to subscribe for or to purchase capital stock of any Issuer.

        3. Except as set forth on Schedule A attached hereto, all presently outstanding shares of each Issuer's capital stock are owned of record by the Company and all such shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and, as of the date hereof, are freely transferrable subject only to the restrictions set forth in the Pledge Agreement, including without limitation Section 4.06.

        4. The Company has the corporate power and authority to enter into each Loan Document and to perform its obligations thereunder including, without limitation, any borrowing thereunder.

        5. Each of the Loan Documents has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

        6. Each of the Loan Documents which provides that its governing law shall be the laws of the State of New York would, if governed by the laws of the State of California, constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating

To the Banks party to the
Credit Agreement referred to below
September 21, 1995
Page 4



to or affecting rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

        7. The execution and delivery of each of the Loan Documents and the performance of each of the Loan Documents by the Company (a) will not breach or result in a violation of the Company's Certificate of Incorporation or Bylaws or any writ, injunction, judgment, order or decree, known to us, of any court or arbitrator to which the Company or any Material Subsidiary is a party or is subject, and (b) will not constitute a breach of the terms, conditions or provisions of, require any consent under which has not been obtained, require prepayment of any indebtedness pursuant to the terms of, result in the acceleration of any indebtedness or imposition of any lien under, or constitute a default under, any of the material agreements set forth on
Schedule I to the Credit Agreement.

        8. The execution and delivery of each of the Loan Documents and the performance of each of the Loan Documents by the Company neither is prohibited by, violates nor, to our current actual knowledge, subjects the Company to, a fine, penalty, or other similar sanction under, any statute or regulation.

        9. To our current actual knowledge, there is no action, suit or proceeding pending against the Company or any of its properties in any court or before any governmental authority or agency, or arbitration board or tribunal which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Loan Documents or which if adversely determined, could have a Material Adverse Effect on the Company.

        10. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Loan Documents other than such consents, approvals, authorizations, designations, or filings as have been made or obtained on or before the date hereof and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and the New York Stock Exchange.

        11. The provisions of the Pledge Agreement are sufficient to create a security interest which has attached to the right, title and interest of the Company in those items and types of Collateral owned by the Company in which a security interest may attach under Division 9 of the California Uniform Commercial Code.

        12. The UCC-1 Financing Statement is in adequate and legally sufficient form to perfect a security interest in favor of the Administrative Agent in the right, title and interest of the Company to the Collateral which is descibed in each such UCC-1 Financing Statement and the Pledge Agreement to which it relates, and for which perfection may occur by the filing of a UCC-1 Financing Statement with the Secretary of State for the State of California. Assuming that such UCC-1 Financing Statement is duly filed with the Secretary of State for the State of

To the Banks party to the
Credit Agreement referred to below
September 21, 1995
Page 5



California in accordance with the provisions of Section 9403(1) of the California Uniform Commercial Code, a security interest will be perfected in such Collateral.

        13. So long as the Administrative Agent continues to maintain the Pledged Stock in its possession, the Agent will have a first priority perfected security interest in and upon the Pledged Stock for the benefit of the Banks.

        The foregoing opinions are subject to the following:

        A. We expressly do not comment upon or render any opinion with respect to the priority of any security interest in the Collateral over any other interest in the Collateral (other than the Pledged Stock), and the ability of the Administrative Agent or the Banks to realize upon the Collateral or any of the Pledged Stock.

        B. Except for the opinion set forth in paragraph 13 above, our opinions do not include any opinion as to the perfection of any security interest or lien which is not perfected by the filing of a financing statement with the Secretary of State for the State of California.

        C. We express no opinion regarding the choice of law provisions of the Loan Documents.

        D. The opinions hereinabove are further subject to the following additional qualifications:

             (i) The unenforceability in certain circumstances of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive;

             (ii) The effect of provisions releasing or indemnifying a party against liability for its own wrongful or negligent acts, or where indemnification is contrary to public policy;

             (iii) The effect of limitations on (a) the exercise of certain contractual rights and remedies if defaults are not material or the penalties bear no reasonable relation to the damages suffered by the aggrieved party as a result of the delinquencies or defaults and (b) strict enforcement of certain covenants in debt instruments absent a showing of damages to the lender, impairment of value of collateral or impairment of the debtor's ability to pay or otherwise under circumstances which would violate the lender's covenant of good faith and fair dealing;

             (iv) The effect of California Civil Code Section 1671, which in part provides that a contractual provision liquidating the damages for breach of contract in a commercial transaction will be invalid if it is established that the provision was "unreasonable" under the circumstances existing at the time the contract was made; and

To the Banks party to the
Credit Agreement referred to below
September 2, 1995
Page 6



                (v) The effect upon the enforceability of the Loan Documents of California Commercial Code Sections 9501 et. seq., which, inter alia, impose procedural limitations on the exercise of remedies by a secured creditor.

        E. Our opinion in paragraph 2 above in respect of the issued and outstanding capital stock of each Issuer, and our opinion in paragraph 3 with respect to each of such entities, is based solely on reliance upon a certificate of an officer off each such Issuer.

        F. We express no opinion regarding any insurance regulatory matters.

        G. We express no opinion in paragraph 7 above regarding the effect of the exercise by the Administrative Agent of its remedies under the Pledge Agreement.

        We call your attention to the fact that the Loan Documents state that they are to be governed by New York law and that we are not rendering any opinion with respect to New York law. Therefore, we have not examined the question of what law would govern the interpretation of the Loan Documents and our opinion is based upon the assumption that the internal laws of the State of California and federal law would govern each of such documents and the transactions contemplated thereby. We are members of the Bar of the State of California and, accordingly, do not purport to be experts on, or to be qualified to express any opinion herein concerning (except to the limited extent set forth otherwise in the preceding paragraph E), nor do we express any opinion concerning, any law other than the laws of the State of California, the General Corporation Law of the State of Delaware and federal law.

        The foregoing opinions speak as of the date hereof only, and are being furnished to you solely for your benefit and may not be relied upon by any other person (other than an assignee permitted by Section 11.05 of the Credit Agreement, nor may copies by delivered to any other person, without our prior written consent provided that copies of this opinion letter by furnished to your independent auditors, legal counsel and appropriate regulatory authorities and pursuant to an order or legal process of any relevant governmental authority. We expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part.

                                 Very truly yours,

                                 STRADLING, YOCCA, CARLSON & RAUTH

                                 /s/ STRADLING, YOCCA, CARLSON & RAUTH
                                 -------------------------------------

                                  SCHEDULE A
                                TO OPINION OF
                      STRADLING, YOCCA, CARLSON & RAUTH


The following outstanding shares of the respective Issuers's capital stock are not owned of record by the Company:

        1.   Fidelity National Title Insurance Company of Pennsylvania


Certificate Number      Number of Shares        Issued to
------------------      ----------------        ---------
76                      1                       David E. Sparks
81                      1                       Frank Willey
85                      1                       Robert Maudsly
86                      1                       William T. Scott
87                      1                       Carl A. Strunk
89                      1                       William Unkel
91                      1                       Laurence Calinda

        2.   Fidelity National Title Insurance Company

Certificate Number      Number of Shares        Issued to
------------------      ----------------        ---------
27                      11                       Rhonda Cress

                                                                   EXHIBIT C-2

                [FIDELITY NATIONAL FINANCIAL, INC. LETTERHEAD]



September 21, 1995



To the Banks party to Credit Agreement
referred to below and the Chase
Manhattan Bank (National Association),
as Administrative Agent


Ladies and Gentlemen:

         I am Senior Vice President and Corporate Counsel of Fidelity National Financial, Inc., a Delaware corporation (the "Company"). In connection with the execution and delivery by the Company of that certain Credit Agreement dated as of September 21, 1995 (the "Credit Agreement"), between the Company and each of you, and the transactions contemplated thereby and Section 6.01(c) of the Credit Agreement, you have requested an opinion of counsel. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         In connection with the preparation of this opinion, I have examined the documents listed below (the Credit Agreement, the Notes and the Pledge Agreement shall be known, collectively, as the "Loan Documents"):

         1.   The Credit Agreement;

         2.   The Notes;

         3.   The Pledge Agreement; and

         4. UCC-1 Financing Statement for the Company (the "UCC-1 Financing Statement").

        In addition, I have examined such other documents and considered such other questions and laws as I have deemed necessary and appropriate. I have assumed the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as copies, the genuineness of all signatures other than the signatures of the officers of the Company. I have also assumed that, with respect to all parties or agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such parties or instruments are valid, binding and enforceable obligations of such parties.

          Based on the foregoing, and subject to the assumption, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

          1. The execution and delivery of each of the Loan Documents and performance of each of the Loan Documents by the company will not breach or result in a violation of any writ, injunction, judgment, order or decree of any court or arbitrator to which the Company or any Material Subsidiary is a party or subject, including without limitation, any governmental insurance regulatory authority or violate any applicable law, rule or regulation pertaining to insurance regulation.

          2. No consent, approval or authorization of, or designation, declaration or filing with any governmental insurance regulatory authority is required in connection with a valid execution, delivery and performance by the Company of the Loan Documents other than such consents, approvals, authorizations, designations or filings as have been made or obtained on or before the date hereof and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and the New York Stock Exchange.

        The foregoing opinions speak as of the date hereof only, and are being furnished to you solely for your benefit and may not be relied upon by any other person, other than an assignee permitted by Section 11.05 of the Credit Agreement, nor may copies be delivered to any other person, without my prior written consent provided that copies of this opinion letter may be furnished to your independent auditors, legal counsel and appropriate regulatory authorities and pursuant to an order or legal process of any relevant governmental authority. I expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause me to amend any portion of the foregoing in whole or in part.


Very truly yours,


/s/ M'LISS JONES KANE
-----------------------------
M'Liss Jones Kane
Senior Vice President
Corporate Counsel

                                                                       EXHIBIT D

                 Opinion of Special New York Counsel to Chase



                                                   September 21, 1995


To the Banks party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank (National Association),
as Administrative Agent

Ladies and Gentlemen:

                 We have acted as special New York counsel to The Chase Manhattan Bank (National Association) ("Chase") in connection with (i) the Credit Agreement dated as of September 21, 1995 (the "Credit Agreement") between Fidelity National Financial, Inc. (the "Company"), the lenders party thereto and Chase, as Administrative Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $35,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

                 In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                 (a)      the Credit Agreement;

                 (b)      the Notes;

                 (c)      the Pledge Agreement; and

                 (d) such records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (d) above) are collectively referred to as the "Credit Documents".

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Company and upon representations made in or pursuant to the Credit Documents.





                  Opinion of Special New York Counsel to Chase

                 In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

               (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

              (ii) all signatories to such documents have been duly authorized; and

             (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have further assumed that each Bank is a bank incorporated or organized under, or a foreign bank licensed to conduct a banking business through an agency or branch located in the United States of America pursuant to, the laws of the United States of America or any state thereof, within the meaning of
Section 1 of Article XV of the California Constitution and Section 1716 of the California Financial Code.

                 Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                 1. Each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, (b) as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing and (c) that the exercise of certain rights and remedies under the Pledge Agreement may require the prior consent or approval of certain governmental authorities as provided in the Pledge Agreement.





                  Opinion of Special New York Counsel to Chase

                 2. The Pledge Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the " Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Pledge Agreement) owned by the Company as collateral security for the payment of the Secured Obligations (as defined in the Pledge Agreement) of the Company, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in any Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any Pledged Stock (as defined in the Pledge Agreement) constituting a "security" (as defined in Section 8-102 of the Uniform Commercial Code) requires the transfer of said Pledged Stock to the Administrative Agent pursuant to
         Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the Uniform Commercial Code) may be effected by the Administrative Agent taking and thereafter retaining possession thereof (or any certificates representing any such certificated security) in the State of New York. So long as the Administrative Agent has and retains possession in the State of New York of the certificates representing the shares of capital stock of each Issuer issued and outstanding on the date hereof (the "Existing Stock"), the security interest created under the Pledge Agreement in the right, title and interest of the Company in the Existing Stock is and will be perfected, and the security interest in the proceeds thereof will be perfected to the extent provided in Section 9-306 of the Uniform Commercial Code.

                 The foregoing opinions are subject to the following comments and qualifications:

                 (A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves


                  Opinion of Special New York Counsel to Chase gross negligence, recklessness, willful misconduct or unlawful conduct.

                 (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                 (C) The enforceability of certain provisions of the Credit Documents may be limited under certain circumstances to the extent that such provisions impose compensation for funding losses or late payment charges or an increase in interest rates upon delinquency in payment or the occurrence of a default.

                 (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents and
         (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement.

                 (E) We wish to point out that the obligations of the Company, and the rights and remedies of the Administrative Agent and the Banks, under the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Banks by the Pledge Agreement.

                 (F) With respect to our opinion in paragraph 2 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in the Pledge Agreement) (i) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto and (ii) consisting of uncertificated securities (as defined in Section 8-102(b) of the Uniform Commercial Code).





                  Opinion of Special New York Counsel to Chase

                 (G) We wish to point out that the acquisition by the Company after the initial Loan under the Credit Agreement of an interest in Property that becomes subject to the Lien of the Pledge Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

                 (H) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Pledge Agreement) and, except as expressly provided in paragraph 2 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Pledge Agreement).

                 The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                 At the request of our client, this opinion letter is, pursuant to Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,



                                    /s/ Milbank, Tweed, Hadley & McCloy
                                    -----------------------------------

TDB/PDR





                  Opinion of Special New York Counsel to Chase

                                                                       EXHIBIT E

                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


                                                      [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



                 Re: Credit Agreement dated as of September 21, 1995 (the "Credit Agreement"), between Fidelity National Financial, Inc. (the "Company"), the lenders party thereto and The Chase Manhattan Bank (National Association), as Administrative Agent.

Dear Ladies and Gentlemen:

                 As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                 As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                 Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of Section 11.12 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the





                           Confidentiality Agreement

Administrative Agent), or to your auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement or under any other Loan Document,
(vii) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                 If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.06(b) thereof.

                 Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                                   Very truly yours,

                                                   [INSERT NAME OF BANK]


                                                   By
                                                     ---------------------------

The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By
  --------------------------





                           Confidentiality Agreement

                                                                       EXHIBIT F
                         [Form of Notice of Assignment]



                              NOTICE OF ASSIGNMENT

                                                       [Date]


Fidelity National Financial, Inc.

--------------------------

--------------------------

Attention:
            --------------


The Chase Manhattan Bank, N.A.,
  as Administrative Agent
4 Chase Metrotech Center -- 13th Floor
Brooklyn, New York 11245

Attention:  New York Agency

                 Re: Credit Agreement dated as of September 21, 1995 (the "Credit Agreement"), between Fidelity National Financial, Inc. (the "Company"), the lenders party thereto and The Chase Manhattan Bank (National Association), as Administrative Agent.

Dear Ladies and Gentlemen:

                 We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "Assignor") has assigned its rights and obligations with respect to ____% (representing $_____________) of the Assignor's outstanding [[Revolving Credit] [Term Loan] Commitment and] [[Revolving Credit] [Term] Loans] (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest") under the Credit Agreement to [Name of Assignee] (the "Assignee"). The Assignee hereby agrees (i) to become a "Bank" pursuant to Section 11.06(b) of the Credit Agreement (if not already a Bank under the Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

                 The address for notices, lending office(s) and payment instructions for the Assignee are as follows:

                                  Address for Notices:

                                  -----------------------

                                  -----------------------

                                  -----------------------

                                  Attention:
                                  Telephone:
                                  Telecopier:





                              Notice of Assignment

                            Lending Office for Base Rate Loans:

                            -----------------------

                            -----------------------

                            -----------------------

                            Lending Office for Loans other than Base Rate Loans:

                            -----------------------

                            -----------------------

                            -----------------------

                            Payment Instructions:

                            -----------------------

                            -----------------------

                            -----------------------

                 Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Administrative Agent on the date hereof an assignment fee of $3,000.


                                               Very truly yours,

                                               [NAME OF ASSIGNOR]


                                               By
                                                  ------------------------------
                                                  Title:


                                               [NAME OF ASSIGNEE]


                                               By
                                                  ------------------------------
                                                  Title:


                              Notice of Assignment

ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

FIDELITY NATIONAL FINANCIAL, INC.


By
   ---------------------------
   Title:


THE CHASE MANHATTAN BANK, N.A.,
  as Administrative Agent


By
   ---------------------------
   Title:





                              Notice of Assignment